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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MTR GAMING GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MTR GAMING GROUP, INC.
State Route 2
Chester, West Virginia 26034

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of MTR Gaming Group, Inc. to be held on Tuesday, June 11, 2013, at 12:00 p.m. local time, at the Pittsburgh Marriott North, 100 Cranberry Woods Drive, Cranberry Township, Pennsylvania 16066.

        The accompanying Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting. There will be a brief report on the current status of our business.

        Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the Notice of Annual Meeting and Proxy Statement, please complete, sign and date your proxy ballot, and return it in the envelope provided.

        On behalf of the officers and directors of MTR Gaming Group, Inc., I thank you for your interest in the Company and hope that you will be able to attend our Annual Meeting.

For the Board of Directors,
STEVEN M. BILLICK Chairman of the Board of Directors

April 30, 2013

MTR GAMING GROUP, INC.
State Route 2
Chester, West Virginia 26034

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MTR Gaming Group, Inc. (the "Company") will be held on Tuesday, June 11, 2013, at 12:00 p.m. local time, at the Pittsburgh Marriott North, 100 Cranberry Woods Drive, Cranberry Township, Pennsylvania 16066 for the following purposes:

  1.
  to elect the six (6) director nominees of the Board of Directors of the Company, each to serve as directors of the Company until the 2014 annual meeting of stockholders, or until the earlier of their resignation of their respective successors shall have been duly elected and qualified;

  2.
  to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm;

  3.
  an advisory vote to approve the compensation of the Company's named executive officers; and

  4.
  to transact such other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

        Stockholders entitled to notice of, and to vote at, the Annual Meeting will be determined as of the close of business on April 25, 2013, the record date fixed by the Board of Directors for such purposes. A list of these stockholders is available at the corporate offices of the Company and will be available at the Annual Meeting.

        If you plan to attend the Annual Meeting, please bring photo identification. If your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker or nominee confirming your ownership as of the record date. For directions to the Annual Meeting, please contact Investor Relations by telephone at (724) 933-8122 or visit our website at www.mtrgaming.com

By order of the Board of Directors
Narciso ("Nick") A. Rodriguez-Cayro, Secretary

April 30, 2013

Please sign the enclosed proxy and return it promptly in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 11, 2013: The Company's Proxy Statement and Fiscal Year 2012 Annual Report to Stockholders are available at http://www.proxyvote.com.

MTR GAMING GROUP, INC.
State Route 2
Chester, West Virginia 26034
(304) 387-8000
PROXY STATEMENT

 INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MTR Gaming Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held June 11, 2013.

        A copy of the Company's annual report with financial statements for the year ended December 31, 2012, is enclosed. This proxy statement and form of proxy are to be first sent to stockholders on or about the date stated on the accompanying Notice of Annual Meeting of Stockholders.

        Record Date.    Only stockholders of record as of the close of business on April 25, 2013 will be entitled to notice of and to vote at the meeting and any postponement or adjournments thereof. As of April 25, 2013, 27,714,833 shares of common stock of the Company were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person.

        Revocation of Proxies.    Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by written notice to the Secretary of the Company or by submission of another proxy bearing a later date. In addition, stockholders of record attending the meeting may revoke their proxies at any time before they are exercised.

        Quorum.    A majority of the shares of common stock entitled to vote at the Annual Meeting, represented in person or by proxy (and in no event less than 33 1/3 percent of the outstanding shares of the Company's common stock), will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy (including shares which abstain, broker non-votes and shares that are not voted with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

        Required Vote.    With respect to Proposal 1 (election of directors), stockholders may vote FOR all or some of the nominees or stockholders may vote WITHHOLD with respect to one or more of the nominees. The affirmative vote of the holders of a majority of the shares represented at the meeting in person or by proxy and entitled to vote thereon is required to elect a director. A vote to WITHHOLD will have the effect of a negative vote.

        With respect to Proposal 2 (ratification of Ernst & Young LLP as the Company's independent registered public accounting firm) and Proposal 3 (advisory vote to approve named executive officer compensation), stockholders may vote FOR, AGAINST, or ABSTAIN. Approval of Proposals 2 and 3 requires the affirmative vote of a majority of shares represented at the meeting in person or by proxy and entitled to vote thereon. A vote to ABSTAIN will have the effect of a negative vote.

        The Company knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, then the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person signing the proxy would be entitled to vote. At the date of this proxy statement, we do not anticipate that any other matters will be raised at the Annual Meeting.

        Broker Non-Votes.    A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have discretion to direct the voting of the shares.

        Brokers have discretionary authority to vote on Proposal 2 (ratification of Ernst & Young LLP as the Company's independent registered public accounting firm), and therefore no broker non-votes are expected in connection with Proposal 2.

        Brokers do not have discretionary authority to vote on Proposal 1 (election of directors) or Proposal 3 (advisory vote to approve named executive officer compensation), and therefore there may be broker non-votes with respect to Proposals 1 and 3. Broker non-votes will not affect the outcome of the vote on Proposals 1 and 3 and will not be counted in determining the number of shares necessary for approval of such proposals.

        Method and Expenses of Solicitation.    The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone or telegraph by regular employees of the Company, without any additional remuneration. The cost of soliciting proxies will be borne by the Company. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of stock held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding solicitation material. For future annual meetings, the Company may provide proxy material in electronic form, to the extent permitted by law, in an effort to reduce the associated costs and conserve our natural resources. Notwithstanding this, stockholders shall be able to request written material upon requests.

        Attendance at the Annual Meeting.    Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized representatives and guests of the Company.

ITEM 1

ELECTION OF DIRECTORS

        The directors of the Company are currently elected annually and hold office until the next annual meeting, or until the earlier of their resignation or until their respective successors shall have been duly elected and qualified. The Company's bylaws provide that the number of directors on the Company's Board of Directors (the "Board") shall be nine. Although it is the Board's intent to maintain at least seven directors, the timing of the recent resignation of Jeffrey J. Dahl from the Board (and as President and CEO), resulted in the Board nominating six (6) candidates for service, each of whom will serve for a term of one year, or until their successors are duly elected and qualified. Directors elected at this Annual Meeting shall serve until the 2014 annual meeting or until their successors are duly elected and qualified. At this time, although no specific candidates have been identified, the Company does not anticipate filling the seventh vacancy on the Board until after the Annual Meeting has been held. The Company does not intend, at this time, to fill the other remaining vacancies on the Board.

        At the Annual Meeting to be held on June 11, 2013, directors shall be elected by the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting. Stockholders may not vote their shares cumulatively in the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

        Any stockholder submitting a proxy has the right to withhold authority to vote for an individual nominee to the Board by writing that nominee's name in the space provided on the proxy. Shares represented by all proxies received by the Company and not marked to withhold authority to vote for any individual director or for all directors will be voted FOR the election of all of the nominees named below. If for any reason any nominee is unable to accept the nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to nominate someone else or to reduce the number of management nominees to such extent as the persons named as proxies may deem advisable.

Nominees for Directors; Executive Officers

        Steven M. Billick, Robert A. Blatt, Richard Delatore, Raymond K. Lee, James V. Stanton, and Roger P. Wagner have been nominated by the Company's Board of Directors, based upon the recommendation of the Company's Nominating and Corporate Governance Committee, to serve as directors. Each of the nominees for director currently serves as a director of the Company.

        The following table sets forth certain information regarding the directors and executive officers of the Company.

Name	Age	Position and Office Held
Steven M. Billick(3)(5)	56	Chairman of the Board
Robert A. Blatt(1)(2)(6)	72	Vice Chairman of the Board and Assistant Secretary
James V. Stanton(3)(4)(6)	81	Director
Richard Delatore(2)(3)(4)(6)	73	Director
Raymond K. Lee(1)(2)(3)(5)	56	Director
Roger P. Wagner(1)(2)(4)(5)	65	Director
Jeffrey J. Dahl(7)	54	President and Chief Executive Officer
John W. Bittner, Jr.	60	Executive Vice President and Chief Financial Officer
Joseph L. Billhimer, Jr.	49	Executive Vice President and Chief Operating Officer
Narciso A. Rodriguez-Cayro	48	Vice President of Regulatory Affairs, General Counsel, and Secretary
Fred A. Buro	56	Vice President and Chief Marketing Officer

(1)
Member of the Finance Committee

(2)
Member of the Succession Committee

(3)
Member of the Audit Committee

(4)
Member of the Nominating and Corporate Governance Committee

(5)
Member of the Compensation Committee

(6)
Member of the Compliance Committee

(7)
Mr. Dahl served as a Director from April 2011 until his resignation effective as of March 27, 2013. Mr. Dahl has indicated that he will continue to serve as the Company's President and Chief Executive Officer, for a reasonable period of time, as the Board conducts its interview process for a new CEO.

        The following briefly describes the business experience and educational background of each nominee for director and details the Board's reasons for selecting each nominee for service on the Board.

        Steven M. Billick, 56, has been a director of the Company since October 2008, and was elected Chairman of the Board of Directors on March 12, 2010. Mr. Billick serves as a member of our Compensation and Audit Committees. During the period September 28, 2010 to January 10, 2011, Mr. Billick served as the Company's interim Chief Executive Officer. Mr. Billick did not serve on the Compensation Committee or the Audit Committee during the period of his service as interim Chief Executive Officer. Mr. Billick is presently a managing director with Inglewood Associates, LLC, a turn around consulting firm, a position he has held since 2007. Since 2006, Mr. Billick has been the principal of Edgerton Associates, LLC, a management consulting firm. From 2000 to 2005, Mr. Billick was the executive vice president, chief financial officer and treasurer of Agilisys, Inc., a publicly-traded distributor of computer hardware, software and service products. Mr. Billick also worked with Deloitte & Touche in Cleveland, Ohio from 1977 to 1991. He was a partner with Deloitte & Touche from 1987 to 1991. While at Deloitte & Touche, Mr. Billick provided audit and financial consulting services to a diverse group of clients. Mr. Billick received his Bachelor of Science in Business Administration from John Carroll University in 1977.

        The Board selected Mr. Billick to serve as director due to his particular knowledge and experience in a number of areas, including management, accounting, computer systems and finance. Additionally, Mr. Billick has occupied a variety of executive positions at numerous institutions, giving him extensive leadership experience. The diversity of Mr. Billick's particular qualifications and skills strengthens the Board's collective knowledge and capabilities.

        Robert A. Blatt, 72, has been a director of the Company since 1995 and was a Vice President from 1999 until April 2007, when he became Vice Chairman. Mr. Blatt is Chairman of the Finance Committee and the Succession Committee and a Board representative on the Company's Compliance Committee. He is also Assistant Secretary of the Company. Mr. Blatt is the chief executive officer and managing member of New England National, L.L.C., a residential real estate development firm with operations in southeastern Connecticut and New Hampshire. Since 1979, he has been chairman and majority owner of CRC Group, Inc., and related entities, a developer, owner, and operator of shopping centers and other commercial properties, and, from 1985 until its initial public offering in 2006, a member (seat owner) of the New York Stock Exchange, Inc. Mr. Blatt served as a director of AFP Imaging Corp., a then-publicly traded medical and dental imaging company, from 1995 through 2009. From 1959 through 1991, Mr. Blatt also served as director, officer or principal of a number of public and private enterprises. Mr. Blatt received his Bachelor of Science in Finance from the University of Southern California in 1962 and his Juris Doctor from the University of California at Los Angeles in 1965. He is a member of the State Bar of California.

        The Board selected Mr. Blatt to serve as director due to his particular knowledge and experience in a number of areas, including developing, owning and operating commercial properties, serving as a member of the New York Stock Exchange and directing companies. Mr. Blatt has served as member of, or adviser to, the boards of over 30 public and private companies. Together with this experience, Mr. Blatt's qualifications and skills strengthen the Board's collective knowledge and capabilities.

        James V. Stanton, 81, has been a director of the Company since 1998 and serves on our Audit and Nominating and Corporate Governance Committees and as Chairman and Board representative on the Company's Compliance Committee. Since 1995, Mr. Stanton has been a director of Try It Distributing Co., a privately held corporation. Since 1988, Mr. Stanton has had his own law and lobbying firm, Stanton & Associates, in Washington, D.C. From 2006 to 2007, Mr. Stanton served as a director of the Federal Home Loan Bank of Atlanta. From 1971 to 1978, Mr. Stanton represented the 20th Congressional District of Ohio in the United States House of Representatives. While in Congress Mr. Stanton served on the Select Committee on Intelligence, the Government Operations Committee, and the Public Works and Transportation Committee. Mr. Stanton has held a wide variety of public service positions, including service as the youngest City Council President in the history of Cleveland, Ohio and membership on the Board of Regents of the Catholic University of America in Washington, D.C. Mr. Stanton is also a former executive vice president of Delaware North Companies, Inc., a privately held international hospitality management company which, during Mr. Stanton's tenure, had annual sales of over $1 billion and became the leading pari-mutuel wagering company in the United States, with worldwide operations including horse racing, harness racing, dog racing and Jai-Lai and, at the time, also owned the Boston Garden and the Boston Bruins hockey team. From 1985 to 1994, Mr. Stanton was a principal and co-founder of Western Entertainment

Corporation, which pioneered one of the first Native American gaming operations in the United States, with a 90,000 square foot bingo and casino gaming operation located on the San Manuel Indian Reservation in California. Mr. Stanton received his Bachelor of Arts in English from the University of Dayton in 1958 and his Legum Doctor from the Cleveland-Marshall College of Law in 1961.

        The Board selected Mr. Stanton to serve as director due to his particular knowledge and experience in a number of areas, including public service, law, government and education. Additionally, Mr. Stanton brings to the Board his experience in the Advanced Management Program at Harvard Business School. Together with his various leadership positions at companies in the gaming industry, Mr. Stanton's qualifications and skills strengthen the Board's collective knowledge and capabilities.

        Richard Delatore, 73, has been a director of the Company since 2004. Mr. Delatore serves as a member of our Audit and Succession Committees, Chairman of our Nominating and Corporate Governance Committee and a Board representative on the Company's Compliance Committee. Mr. Delatore has been a vice president with Schiappa & Company, which is involved in the coal mining and hauling business and located in Wintersville, Ohio, since 2002 and has been a vice president of OHI-RAIL Corporation, a short line railroad servicing the gas, oil and coal industries in southeastern Ohio, since 2005. Mr. Delatore has also been a coal and timber consultant in Steubenville, Ohio since 1970, and served as a commissioner on the Board of Commissioners in Jefferson County, Ohio from 2000 to 2004. Mr. Delatore owned, bred and raced thoroughbred horses from 1978 to 1992 and was a member of the Ohio State Racing Commission from 1995 to 1999. Mr. Delatore chaired the Medication Committee of the Ohio State Racing Commission in 1999. He was also a member of the Steubenville City School Board of Education from 1993 to 2000 and a member of the Jefferson County Joint Vocational School Board of Education from 1995 to 1998. Mr. Delatore was honored as the "Italian American of the Year" for 2006 by the Upper Ohio/ West Virginia Italian Heritage Festival. Mr. Delatore received his Bachelor of Science in Business Administration from Franciscan University of Steubenville, Ohio in 1970.

        The Board selected Mr. Delatore to serve as director due to his particular knowledge and experience in a number of areas, including rail, natural resources and horse racing. Mr. Delatore also brings to the Board regulatory expertise, as well as the experience of directing educational institutions. The diversity of Mr. Delatore's qualifications and skills strengthens the Board's collective knowledge and capabilities.

        Raymond K. Lee, 56, has been a director of the Company since October 2008. Mr. Lee serves as Chairman of our Audit Committee and a member of our Finance, Succession, and Compensation Committees. Since 2003, Mr. Lee has been the president and chief executive officer of Country Pure Foods, LLC (CPF), a privately-held corporation headquartered in Akron, Ohio. Prior to 2003, Mr. Lee served as chief operating officer for Roetzel and Andress, a major law firm headquartered in Akron, Ohio as well as interim chief executive officer for Khyber Technologies, a startup technology company. He also served as chief executive officer, chief financial officer and executive vice president of operations for CPF and its predecessors from 1992 to 2001, before rejoining CPF in 2003. Mr. Lee was a tax partner with Deloitte & Touche in northeast Ohio from 1988 to 1992. He served as a tax manager and senior manager with Deloitte & Touche from 1981 to 1988. While at Deloitte & Touche, Mr. Lee provided business and tax consulting services to a diverse group of clients. Since 2008, he has served on the board of directors of University Hospitals Case Medical Center in Cleveland, Ohio. From 2004 to 2010, Mr. Lee served as a director and chairman of Juice Products Association, a trade association. Mr. Lee received his CPA from the State of Ohio and his Bachelor of Science in Accounting from the University of Akron in 1979.

        The Board selected Mr. Lee to serve as director due to his particular knowledge and experience in a number of areas, including business leadership and finance. As Chief Executive Officer of Country Pure Foods, Mr. Lee is responsible for manufacturing operations, sales, marketing, finance and human resources. Together with his financial background at Deloitte & Touche, Mr. Lee's qualifications and skills strengthen the Board's collective knowledge and capabilities.

        Roger P. Wagner, 65, has been a director of the Company since May 2010. Mr. Wagner serves as Chairman of the Compensation Committee and member of the Finance, Succession and Nominating and Corporate Governance Committees. Mr. Wagner has over forty years of experience in the gaming and hotel management industry and is a former founding partner of House Advantage, LLC, a gaming consulting group that focuses on assisting gaming companies in improving market share and bottom line profits. Most recently, Mr. Wagner served as chief operating officer for Binion Enterprises from 2007 through 2010, assisting legendary Jack Binion in identifying gaming opportunities. Prior to that, Wagner served as chief operating officer of Resorts International Holdings from 2005 to 2007. Mr. Wagner served as president of Horseshoe Gaming Holding Corp. from 2001 until its sale in 2004 and as its senior vice president and chief operating officer from 1998 to 2001. Prior to joining Horseshoe, Mr. Wagner served as president of the development company for Trump Hotels & Casino Resorts from 1996 to 1998, president and chief operating officer of Trump Castle Casino Resort from 1991 to 1996 and president and chief operating officer of Claridge Casino Hotel from 1983 to 1991. Prior to his employment by Claridge Casino Hotel, he was employed in various capacities by the Edgewater Hotel Casino, Sands Hotel Casino, MGM Grand Casino—Reno, Frontier Hotel Casino and Dunes Hotel Casino. Mr. Wagner graduated from the University of Nevada Las Vegas in 1969.

        The Board selected Mr. Wagner to serve as a director due to his particular knowledge and experience gained in over 40 years in the gaming and hospitality industry. Mr. Wagner has vast experience in all aspects of managing gaming and hospitality companies, including sales, marketing, development, finance and human resources. The depth of Mr. Wagner's experience as an executive of multiple gaming companies, managing multiple gaming properties and acting as a consultant to gaming companies strengthens the Board's collective knowledge and capabilities.

Executive Officers

        Jeffrey J. Dahl, 54, joined the Company as President and Chief Executive Officer in January 2011, and was appointed to the Board to serve as a director in April 2011. Mr. Dahl resigned as a director effective as of March 27, 2013; however, he continues to serve as the Company's President and CEO and is expected to remain in this capacity, for a reasonable period of time, as the Board conducts its interview process for a new CEO. Mr. Dahl has 30 years of experience working in the gaming industry and was the founder and principal of Foundation Gaming Group, a consulting and management services firm for the gaming industry. From 2009 to 2010, he was president of SW Gaming, LLC, which managed Harlow's Casino & Resort in Greenville, Mississippi. Prior to founding Foundation Gaming Group, Mr. Dahl was president and chief executive officer of Torguson Gaming Group from 2006 to 2008, as well as president and chief executive officer of Beau Rivage Resorts from 2000 to 2005—both located in Biloxi, Mississippi. At Beau Rivage, he managed the operations of the resort and produced significant increases in operating profits during a five-year period, while having the resort recognized as one of the Top 500 Hotels in the World by Travel & Leisure magazine in 2003 and 2004. Mr. Dahl has also held various positions at additional casinos in Biloxi, Gulfport and Bay St. Louis, Mississippi, as well as The Mirage in Las Vegas, Nevada. He received his Bachelor of Science in Business Administration (emphasis in Accounting) from the University of Nevada, Las Vegas.

        John W. Bittner Jr., 60, was appointed as the Company's Executive Vice President and Chief Financial Officer in November 2010, after serving as interim Chief Financial Officer. Mr. Bittner previously served as Executive Vice President of Finance and Accounting, a position he held from May 2008 to November 2010. Mr. Bittner joined the Company as its Chief Financial Officer in January 2002 and served in that position until May 2008. Prior to joining the Company, Mr. Bittner was a partner at Ernst & Young, LLP from 1987 to 2000 and was with Ernst & Young, LLP from 1975 to 2000. While at Ernst & Young, LLP, Mr. Bittner provided accounting, auditing and business advisory services to privately- and publicly-held organizations in a variety of industries. During 2001, Mr. Bittner was an accounting and financial consultant. Mr. Bittner is a CPA licensed in Pennsylvania. Mr. Bittner received his Bachelor of Science in Accounting from Duquesne University in 1975. Mr. Bittner is a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants.

        Joseph L. Billhimer, Jr., 49, joined the Company in April 2011 and currently serves as the Company's Executive Vice President and Chief Operating Officer. Mr. Billhimer served as Senior Vice President for Operations and Development, and concurrently as President and General Manager for the Company's wholly-owned subsidiary, Mountaineer Park, Inc., which operates Mountaineer Casino, Racetrack & Resort through November 2011. Mr. Billhimer has 29 years of experience working in the gaming industry. Prior to joining the Company, he was most recently a principal of Foundation Gaming Group, an advisory and management services firm for the gaming industry which, among other engagements, managed Harlow's Casino & Resort in Greenville, Mississippi from 2009 to 2010 and marketed its sale to Churchill Downs. Prior to Foundation Gaming Group, Mr. Billhimer served as president of Trilliant Gaming Illinois, LLC, a gaming development company, from 2008 to 2009. From 2003 to 2008, he was president and chief executive officer of Premier Entertainment LLC, the developer and parent of the Hard Rock Hotel & Casino in Biloxi, Mississippi. While at Premier Entertainment, he was named Casino Journal's Casino Executive of the Year in 2007 for his efforts in re-developing the Hard Rock Hotel & Casino after being destroyed by Hurricane Katrina. Before Premier Entertainment, Mr. Billhimer spent three years as president and general manager of Caesars Entertainment's Grand Casino Resort in Gulfport, Mississippi, and prior to that experience, eight years with Pinnacle Entertainment where he was executive vice president and general manager of Casino Magic in Bay St. Louis, Mississippi.

        Narciso ("Nick") A. Rodriguez-Cayro, 48, joined the Company in February 2010 and currently serves as the Company's Vice President for Regulatory Affairs, General Counsel and Secretary. Prior to joining the Company, from 2007 to 2010, Mr. Rodriguez-Cayro was a partner with Ruben & Aronson, LP and managed the firm's Pennsylvania operations and co-chaired the firm's gaming practice. Prior to joining Ruben & Aronson, Mr. Rodriguez-Cayro served as the Pennsylvania Gaming Control Board's first Senior Chief Counsel. Additionally, Mr. Rodriguez-Cayro served as a Chief Counsel within Governor Rendell's Administration. Prior to entering the practice of law, Mr. Rodriguez-Cayro served with local, state and federal law enforcement agencies, including the Pennsylvania Office of Attorney General, retiring in 1999. Mr. Rodriguez-Cayro is a member of the American Bar Association, Pennsylvania Bar Association and Dauphin County Bar Association. Mr. Rodriguez-Cayro previously served as a Member, and later chairman, of the Pennsylvania Homeland Security Advisory Committee and Local Law Enforcement Committee. Mr. Rodriguez-Cayro is currently a member of the Board of Directors for the Dauphin County Bar Association. Mr. Rodriguez-Cayro completed his undergraduate studies at Indiana University of Pennsylvania and later attended Nova Southeastern University's M.B.A. program where he achieved high honors. Mr. Rodriguez-Cayro graduated from Duquesne University School of Law, where he graduated with distinction and served as the Editor-in-Chief of Juris. Mr. Rodriguez-Cayro's legal experience in the gaming field includes experience as a regulator, private practitioner and as General Counsel to a publicly traded Company.

        Fred A. Buro, 56, joined the Company in February 2009 and currently serves as the Company's Vice President and Chief Marketing Officer. Mr. Buro previously served as President and General Manager of the Company's wholly-owned subsidiary, Presque Isle Downs, Inc., which operates Presque Isle Downs & Casino, located in Erie, Pennsylvania, a position he held from May 2010 to December 2011. In addition, Mr. Buro also served as the Company's Vice President of Marketing from January 2010 to May 2010, and prior to that, as Executive Vice President of Marketing for the Company's wholly-owned subsidiary, Mountaineer Park, Inc., which operates Mountaineer Casino, Racetrack & Resort located in Chester, West Virginia. Mr. Buro has 19 years of experience working in the gaming industry. Prior to joining the Company, he served as a marketing consultant from August 2007 to February 2009, and was employed for Columbia Sussex Corporation from March 2004 to August 2007, where he served in the capacities of president and chief operating officer of the Tropicana Casino in Atlantic City, New Jersey and chief marketing officer where he was responsible for the marketing operations of ten casinos in the gaming and resorts division. Before Columbia Sussex Corporation, Mr. Buro spent two years with Penn National Gaming, Inc. and served as general manager for Charles Town Races & Slots in Charles Town, West Virginia. He also spent eight years with Trump Hotels and Casinos Resorts where he served in various marketing and development capacities, including president and chief operating officer of Trump Plaza Hotel Casino in Atlantic City, New Jersey.

Corporate Governance

        For a director to be considered independent, the director must meet the bright-line independence standards under the listing standards of NASDAQ and the Board must affirmatively determine that the director has no material relationship with us, directly, or as a partner, stockholder or officer of an organization that has a relationship with us. The Board determines director independence based on an analysis of the independence requirements of the NASDAQ listing standards. In addition, the Board will consider all relevant facts and circumstances in making an independence determination. The Board also considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director may have with us. The Board has determined that the following five directors satisfy the independence requirements of NASDAQ: Steven M. Billick, Richard Delatore, Raymond K. Lee, James V. Stanton, and Roger P. Wagner.

        The Board held seven (7) meetings and acted four (4) times by written consent during the fiscal year ended December 31, 2012. Each current director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member (from the time of the appointment to such committee) during such year.

  Audit Committee

        The Audit Committee of the Board of Directors was established by the Board in accordance with the Securities Exchange Act of 1934, as amended, to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. Messrs. Billick, Delatore, Lee and Stanton, all of whom are independent directors, make up the Board's Audit Committee. Mr. Lee is Chairman of the Audit Committee. During the fiscal year ended December 31, 2012, the Audit Committee met four (4) times. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on our Internet website at www.mtrgaming.com under "Investor Relations—Corporate Governance." Our website and information contained on it or incorporated therein are not intended to be incorporated in this Proxy Statement or our other filings with the Securities and Exchange Commission.

  Compensation Committee

        Messrs. Billick, Lee and Wagner, all of whom are independent directors, make up the Board's Compensation Committee (and meet the NASDAQ independence requirements with respect to

Compensation Committee members). Mr. Wagner serves as Chairman of the Compensation Committee. The Compensation Committee operates under a written charter adopted by our Board of Directors which is available on our Internet website at www.mtrgaming.com under "Investor Relations—Corporate Governance." The Compensation Committee makes recommendations with respect to salaries, bonuses, stock options, restricted stock, and deferred compensation for the Company's executive officers as well as the policies underlying the methods by which the Company compensates its executives. During the fiscal year ended December 31, 2012, the Compensation Committee held seven (7) meetings. Except as otherwise delegated by the Board of Directors or the Compensation Committee, the Compensation Committee acts on behalf of the Board with respect to compensation matters. The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated Committee members to perform certain of its duties on its behalf, including, to the extent permitted by applicable law, the delegation to a subcommittee of one director the authority to grant stock options and equity awards. The Compensation Committee reviews the recommendations of the Company's Chief Executive Officer with respect to individual elements of the total compensation of the Company's executive officers (other than the Chief Executive Officer) and key management.

        Compensation Policies and Risk Management.    It is the responsibility of the Compensation Committee to ensure that the Company's policies and practices related to compensation do not encourage excessive risk-taking behavior. The Company believes that any risks arising from its current compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. As described in the section entitled "Compensation Discussion and Analysis" below, the Company is developing future compensation policies with the objective of ensuring that management incentives promote disciplined, sustainable achievement of the Company's long-term goals.

  Finance Committee

        The Finance Committee monitors the Company's relationships with its lenders and investment bankers and negotiates on behalf of the Company with respect to proposed financing arrangements. Messrs. Blatt, Lee, and Wagner make up the Board's Finance Committee, with Mr. Blatt as Chairman. During the fiscal year ended December 31, 2012, the Finance Committee did not meet.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee of the Company currently includes independent directors Messrs. Delatore, Stanton and Wagner, with Mr. Delatore as Chairman, and operates under a written charter adopted by our Board of Directors which is available on our Internet website at www.mtrgaming.com under "Investor Relations—Corporate Governance." Our Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is "independent" within the meaning of the general independence standards in the listing standards of The NASDAQ Stock Market, Inc. The Nominating and Corporate Governance Committee (which was established in June 2004 and amended to be deemed Nominating and Corporate Governance Committee in 2012), held three (3) meetings during the fiscal year ended December 31, 2012. The primary purposes and responsibilities of the Nominating and Corporate Governance Committee are to (1) identify individuals qualified to become directors, consistent with the criteria approved by our Board of Directors set forth in the Nominating and Corporate Governance Committee Charter, (2) nominate qualified individuals for election to the Board of Directors at the next annual meeting of stockholders, and (3) recommend to our Board of Directors the individual directors to serve on the committees of our Board of Directors.

        Director Candidate Recommendations and Nominations by Stockholders.    The Nominating and Corporate Governance Committee's Charter provides that the Nominating and Corporate Governance Committee will consider director candidate nominations by stockholders. In evaluating nominations received from stockholders, the Nominating and Corporate Governance Committee will apply the same criteria and follow the same process set forth in the Nominating and Corporate Governance Committee Charter as it would with its own nominations.

        Nominating and Corporate Governance Committee Process for Identifying and Evaluating Director Candidates.    The Nominating and Corporate Governance Committee identifies and evaluates all director candidates in accordance with the director qualification standards described in the Nominating and Corporate Governance Committee Charter. In identifying candidates, the Nominating and Corporate Governance Committee has the authority to engage and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm. The Nominating and Corporate Governance Committee evaluates any candidate's qualifications to serve as a member of our Board of Directors based on the totality of the merits of the candidate and not based on minimum qualifications or attributes. In evaluating a candidate, the Nominating and Corporate Governance Committee takes into account the background and expertise of individual Board members as well as the background and expertise of our Board of Directors as a whole. In addition, the Nominating and Corporate Governance Committee evaluates a candidate's independence and his or her background and expertise in the context of our Board's needs. The Nominating and Corporate Governance Committee Charter requires that the Nominating and Corporate Governance Committee ascertain that each nominee has: (i) demonstrated business and industry experience that is relevant to the Company; (ii) the ability to meet the suitability requirements of all relevant regulatory agencies; (iii) freedom from potential conflicts of interest with the Company and independence from management with respect to independent director nominees; (iv) the ability to represent the interests of stockholders; (v) the ability to demonstrate a reasonable level of financial literacy; (vi) the availability to work with the Company and dedicate sufficient time and energy to his or her board duties; (vii) a recognized reputation for integrity, skill, honesty, leadership abilities and moral values; and (viii) the ability to work constructively with the Company's other directors and management. The Nominating and Corporate Governance Committee may also take into consideration whether a candidate's background and skills meet any specific needs of the Board that the Nominating and Corporate Governance Committee has identified and will take into account diversity in professional and personal experience, background, skills, race, gender and other factors of diversity that it considers relevant to the needs of the Board.

  Compliance Committee

        As a publicly traded corporation registered with and licensed by the West Virginia Lottery Commission, the Pennsylvania Gaming Control Board and the Ohio Lottery Commission, the Company has a Compliance Committee which implements and administers the Company's Compliance Plan. The Committee's duties include investigating key employees, vendors of goods and services, sources of financing, consultants, lobbyists and others who wish to do substantial business with the Company or its subsidiaries and making recommendations to the Company's management concerning suitability. There are currently six (6) members of the Compliance Committee including three (3) members of the Company's Board of Directors (Messrs. Stanton (Chairman), Blatt and Delatore). The Compliance Committee held four (4) meetings in 2012.

  Succession Committee

        In April 2008, the Board created a Succession Committee to identify potentially qualified individuals to succeed the President and CEO of the Company as may be required, as well as to deal with any other succession issues involving key executives that may arise from time to time. This Committee is comprised of Messrs. Blatt, Delatore, Lee and Wagner, with Mr. Blatt as Chairman. The Succession Committee did not meet in 2012.

        The Company encourages each director to attend the annual meeting of stockholders, although attendance is not required. All directors attended the Company's annual meeting of stockholders in 2012.

Compensation Committee Interlocks and Insider Participation

        The current members of the Company's Compensation Committee are Messrs. Wagner, Billick and Lee, each of whom is an independent director. Mr. Billick was our interim Chief Executive Officer during the period between the resignation of our former chief executive officer on September 28, 2010 and the hiring of our new President and Chief Executive Officer, Jeffrey J. Dahl, on January 10, 2011. While he served as interim Chief Executive Officer, Mr. Billick did not serve as a member of the Compensation Committee. Other than Mr. Billick, no member of the Compensation Committee (i) was, during 2012, or had previously been an officer or employee of the Company or its subsidiaries nor (ii) had any direct or indirect material interest in a transaction of the Company or a business relationship with the Company, in each case that would require disclosure under the applicable rules of the SEC. No other interlocking relationship existed between any member of the Compensation Committee or an executive officer of the Company, on the one hand, and any member of the compensation committee (or committee performing equivalent functions, or the full board of directors) or an executive officer of any other entity, on the other hand, requiring disclosure pursuant to the applicable rules of the SEC.

        The Compensation Committee is authorized to review all compensation matters involving directors and executive officers and Committee approval is required for any compensation to be paid to executive officers or directors who are employees of the Company.

Stockholder Communications

        Stockholders may communicate with the Board of Directors by sending written correspondence to the Chairman of the Nominating Committee at the following address: MTR Gaming Group, Inc., State Route 2, South, P.O. Box 356, Chester, West Virginia 26034, Attention: Corporate Secretary. The Chairman of the Nominating and Corporate Governance Committee and his or her duly authorized representatives shall be responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Corporate Secretary is responsible for evaluating the materiality of each stockholder communication and determining whether further distribution is appropriate, and, if so, whether to (i) the full Board, (ii) one or more Board members and/or (iii) other individuals or entities. Additional procedures to be followed by stockholders of the Company in submitting recommendations to the Nominating and Corporate Governance Committee are attached as an exhibit to the Nominating and Corporate Governance Committee's Charter.

Board Leadership Structure and Risk Oversight

        The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, since the Board believes it is in the best interests of the Company and its stockholders to make that determination based on the position and direction of the Company and the composition of the Board. Our Chief Executive Officer, prior to his resignation was a member of the Board but was not its Chairman. The Company believes this structure facilitates independent oversight of management while fostering effective communication between the Company's management and the Board.

        The Company's senior management is responsible for the day-to-day assessment and management of the Company's risks, and our Board of Directors is responsible for oversight of the Company's enterprise risk management in general. The risks facing our Company include risks associated with the Company's financial condition, liquidity, operating performance, ability to meet its debt obligations and regulations applicable to our operations and compliance therewith. The Board's oversight is primarily managed and coordinated through Board Committees. Our Audit Committee oversees the Company's risk management with respect to significant financial and accounting policies as well as the effectiveness of management's processes that monitor and manage key business risks, and the Compliance Committee is responsible for overseeing risks associated with the Company's gaming activities and regulatory compliance. Additionally, the Compensation Committee oversees risks related to compensation policies. The Audit, Compensation and Compliance Committees report their findings to the full Board of Directors. In addition, at its meetings, the Board discusses risks that the Company faces, including those management has highlighted as the most relevant risks to the Company. Furthermore, the Board's oversight of enterprise risk involves assessment of the risk inherent in the Company's long-term strategies reviewed by the Board, as well as other matters brought to the attention of the Board. We believe that the structure and experience of our Board allows our directors to provide effective oversight of risk management. The Board recognizes that it is the Company's and its management's responsibility to identify and attempt to mitigate risks that could cause significant damage to the Company's business or stockholder value.

Report of the Audit Committee

        The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the financial statements of the Company. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent," as required by applicable listing standards of NASDAQ and the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Audit Committee operates pursuant to a written committee charter that is amended from time to time. As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. In addition, the Company's independent registered public accounting firm will express their opinion on the effectiveness of the Company's internal controls over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

        As part of its responsibility to monitor and oversee the Company's internal controls over financial reporting, during fiscal year 2012, the Audit Committee received and reviewed periodic reports and updates from the Company's management and the Company's independent registered public accounting firm on the Company's compliance with its obligations relating to documenting and testing its internal controls over financial reporting. The Audit Committee also discussed with management, and the Company's independent registered public accounting firm, management's assessment of the effectiveness of the Company's internal controls over financial reporting, which was included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

        In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the Company's independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1., AU Section 380) as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee met with the Company's independent registered public accounting firm, with and without management present, to discuss the results of their examinations. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB regarding the independent registered public accounting firm's communication with the Audit Committee concerning independence, including PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, as currently in effect, and has discussed with the independent registered public accounting firm that firm's independence.

        The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted accounting standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's independent registered public accounting firm is in fact "independent."

        Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

        Submitted by the Audit Committee of the Company's Board of Directors,

Raymond K. Lee (Chairman)
Richard Delatore
James V. Stanton
Steven M. Billick

Audit Committee Financial Expert

        The Securities and Exchange Commission adopted a rule requiring disclosure concerning the presence of at least one "audit committee financial expert" on audit committees. Our Board of Directors has determined that Mr. Lee qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission and that Mr. Lee is independent, as independence for Audit Committee members is defined pursuant to the applicable NASDAQ listing requirements.

Code of Ethics

        We have adopted a code of ethics and business conduct applicable to all directors and employees, including the chief executive officer, chief financial officer and principal accounting officer. The code of ethics and business conduct is posted on our website, http://www.mtrgaming.com, under Investor Relations-Corporate Governance and a printed copy will be delivered on request by writing to the Corporate Secretary at MTR Gaming Group, Inc., State Route 2, South, P.O. Box 356, Chester, West Virginia 26034, Attention: Corporate Secretary. We intend to satisfy the disclosure requirement regarding certain amendments to, or waivers from, provisions of its code of ethics and business conduct by posting such information on our website.

Stock Ownership of Certain Beneficial Owners and Management

        The following table sets forth, as of April 27, 2013, the ownership of the presently issued and outstanding shares of our common stock by persons owning more than 5% of such stock, and the ownership of such stock by our officers and directors, individually and as a group. As of April 27, 2013, there were 27,714,833 shares of common stock outstanding. Unless otherwise indicated, the address for each of the stockholders listed below is c/o MTR Gaming Group, Inc., State Route 2 South, P.O. Box 356, Chester, WV 26034.

Name	Number of Shares(17)	Percentage of Class
Robert A. Blatt(1)	701,688	2.53%
James V. Stanton(2)	151,340	*
Richard Delatore(3)	86,093	*
Raymond K. Lee(4)	130,093	*
Steven M. Billick(5)	90,093	*
Roger P. Wagner(6)	110,093	*
Jeffrey J. Dahl(7)	326,698	1.18%
John W. Bittner, Jr.(8)	224,402	*
Joseph L. Billhimer, Jr(9)	49,434	*
Narciso A. Rodriguez-Cayro(10)	74,561	*
Fred A. Buro(11)	83,653	*
Total officers and directors as a group (11 persons)(12)	2,028,148	7.32%
The Jeffrey P. Jacobs Revocable Trust, Jacobs Entertainment, Inc., Gameco Holdings, Inc., Jacobs Investments, Inc. and Jeffrey P. Jacobs(13)	5,066,433	18.28%
Fort Hoosac Management LLC and Arbiter Partners, L.P.(14)	1,698,220	6.13%
Brigade Capital Management, LLC, Brigade Leveraged Capital Structures Fund, Ltd. and Donald E. Morgan, III(15)	2,720,022	9.81%
Lafitte Capital, LLC, Lafitte Fund 1 LP, Lafitte Capital Partners LP, Lafitte Capital Management LP and Bryant Regan(16)	1,750,339	6.32%

*
Indicates less than one percent.

(1)
Includes 622,595 shares held by Mr. Blatt, 3,000 shares held by Mr. Blatt's wife and 1,000 shares held in the name of Mr. Blatt's daughter. Mr. Blatt has disclaimed beneficial ownership of the shares held by his wife and daughter. Also includes 75,093 restricted stock units ("RSUs") that are fully vested and non-forfeitable and shall be paid upon the earlier of (i) Mr. Blatt's termination of service and (ii) a change in control of the Company. Mr. Blatt's mailing address is c/o The CRC Group, Larchmont Plaza, 1890 Palmer Avenue, Suite 303, Larchmont, NY 10538.

(2)
Includes 76,247 shares held by Mr. Stanton and also includes 75,093 RSUs that are fully vested and non-forfeitable and shall be paid upon the earlier of (i) Mr. Stanton's termination of service and (ii) a change in control of the Company.

(3)
Includes 11,000 shares held by Mr. Delatore and also includes 75,093 RSUs that are fully vested and non-forfeitable and shall be paid upon the earlier of (i) Mr. Delatore's termination of service and (ii) a change in control of the Company.

(4)
Includes 55,000 shares held by Mr. Lee and also includes 75,093 RSUs that are fully vested and non-forfeitable and shall be paid upon the earlier of (i) Mr. Lee's termination of service and (ii) a change in control of the Company.

(5)
Includes 15,000 shares held by Mr. Billick and also includes 75,093 RSUs that are fully vested and non-forfeitable and shall be paid upon the earlier of (i) Mr. Billick's termination of service and (ii) a change in control of the Company.

(6)
Includes 35,000 shares held by Mr. Wagner and also includes 75,093 RSUs that are fully vested and non-forfeitable and shall be paid upon the earlier of (i) Mr. Wagner's termination of service and (ii) a change in control of the Company.

(7)
Includes 67,600 shares held by Mr. Dahl and options to acquire 259,098 shares. Excludes unvested options to acquire 163,602 shares and 91,000 unvested RSUs.

(8)
Includes 63,402 shares held by Mr. Bittner and 8,333 RSUs and options to acquire 152,667 shares. Excludes unvested options to acquire 93,533 shares and 70,434 unvested RSUs.

(9)
Includes options to acquire 49,434 shares. Excludes unvested options to acquire 44,400 unvested RSUs.

(10)
Includes 20,045 shares held by Mr. Rodriguez-Cayro and options to acquire 54,516 shares. Excludes unvested options to acquire 81,784 and 45,400 unvested RSUs.

(11)
Includes 16,959 shares held by Mr. Buro and 16,666 RSUs and options to acquire 50,028 shares. Excludes options to acquire 75,172 shares and 41,700 unvested RSUs.

(12)
Includes 475,557 RSUs and options to acquire 565,743 shares, but excludes unvested options to acquire 497,557 shares and 292,934 unvested RSUs.

(13)
Jacobs Entertainment, Inc. and Gameco Holdings, Inc. are located at 17301 West Colfax Avenue, Suite 250, Golden, Colorado 80401. The address of the Jeffrey P. Jacobs Revocable Trust (and Jeffrey P. Jacobs, the trustee of the trust) is 25425 Center Ridge Road, Cleveland, Ohio 41445, and the address of Jeffrey P. Jacobs is Golden Bear Plaza East Tower, Suite 600, 1170 U.S. Highway One, North Palm Beach, Florida 33408. Information based solely on filings made by Jacobs Entertainment, Inc., Gameco Holdings, Inc., the Jeffrey P. Revocable Trust and Jeffrey P. Jacobs with the SEC.

(14)
Fort Hoosac Management LLC is located at 44th Street, Suite 700, New York, New York 10017, and the address of Arbiter Partners, L.P. is located at 149 Fifth Avenue, 15th Floor, New York, New York 10010. Information based solely on filings made by Fort Hoosac Management LLC and Arbiter Partners, LP with the SEC.

(15)
Brigade Capital Management, LLC and Donald E. Morgan III are located at 717 Fifth Avenue, Suite 1301, New York, NY 10022, and Brigade Leveraged Capital Structures Fund, Ltd. is located c/o Ogier Fiduciary Services (Cayman) Limited, P.O. Box 1234, Queensgate House, South Church Street, George Town, Grand Cayman KY1-1008, Cayman Islands. Information based solely on filings made by Brigade Capital Management, LLC, Brigade Leveraged Capital Structures Fund, Ltd., and Donald E. Morgan, III with the SEC.

(16)
Lafitte Capital, LLC, Lafitte Fund 1 LP, Lafitte Capital Partners LP, Lafitte Capital Management LP, and Bryant Regan are located at 701 Brazos, Suite 310, Austin, TX 78701. Information is based solely on filings made by Lafitte Capital, LLC, Lafitte Fund 1 LP, Lafitte Capital Partners LP, Lafitte Capital Management LP, and Bryant Regan with the SEC.

(17)
Beneficial ownership has been determined in accordance with Rule 13d-3 under Exchange Act, thereby including, with respect to each director and named executive officer, options exercisable by such owner or RSUs that vest within 60 days of April 27, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under the provisions of Section 16(a) of the Exchange Act, the Company's executive officers, directors and 10% beneficial stockholders are required to file reports of their transactions in the Company's securities with the Commission. Based solely on a review of the Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, we believe that as of December 31, 2012, all of our executive officers, directors and greater than 10% beneficial stockholders complied with all filing requirements applicable to them during 2012, except for Form 4s filed on February 15, 2012, on behalf of Messrs. Bittner, Billhimer, Rodriguez-Cayro and Dahl to reflect the grant of restricted stock units and stock options.

Director Compensation

        During 2012, the Compensation Committee reviewed the compensation structure for the members of the Company's Board of Directors to ensure that the annual retainer stipend and committee fees represent a fair reimbursement for the level of work and responsibility assigned to different members of the board. Based on a study of the Company's peer competitor group (which is the same peer group that the Committee used with respect to the NEOs as we describe under "Peer Companies and Competitive Benchmarking"), the Compensation Committee established a target compensation level for its Board members that are equal to the median level paid its peers in the gaming industry. In addition, the Compensation Committee compared its recommended compensation practices for our Board members with a recent report published by the National Association of Corporate Directors (NACD). This study of proxy statements indicated that our compensation structure is reasonable and appropriate when compared with the median average board member compensation for the peer group. Additionally, in the Company's quest to ensure that director's interests are aligned with those of the Company's stockholders, approximately half of each director's (other than Messrs. Billick's and Blatt's) average annual compensation is now comprised of restricted stock unit grants. Additionally, the Compensation Committee established an annual stock distribution plan for directors made pursuant to an exact formula with such grants to be distributed on a specific date in order to avoid any implication that directors might be making grants to themselves on a discretionary basis. Currently, a director's restricted stock unit awards vest immediately but are not redeemable until the director leaves the Company or is replaced as a result of a change of control.

        During 2012 the Company's non-employee directors received an annual stipend of $36,000 and a grant of 10,365 restricted stock units ("RSUs") under the terms of the 2010 Long Term Incentive Plan. Effective January 1, 2013, the Company's non-employee directors will receive an annual stipend of $40,000. The Chairman of the Board will also receive an additional annual stipend of $65,000. Additionally, each Board committee member or Board representative on a Company Committee, except the committee chairman, is entitled to the following annual stipend: Audit Committee: $8,000; Compensation Committee: $4,000; Compliance Committee: $4,000; Finance Committee: $4,000; Nominating Committee: $4,000; Succession Committee (when activated): $4,000. Each Board committee chairman or Board representative serving as chairman of a Company Committee is entitled to the following annual stipend: Audit Committee: $16,000; Compensation Committee: $8,000; Compliance Committee: $8,000; Finance Committee: $8,000; Nominating Committee: $8,000; Succession Committee: $8,000. We reimburse Board members for expenses incurred in attending meetings.

        The Company has an agreement with Mr. Blatt that commenced in April 2009, that, in addition to his annual director's stipend and fees for board and committee meetings, and annual and special meetings of stockholders, the Company will pay Mr. Blatt $6,000 per month for his services rendered as Assistant Secretary and for office expenses. The Company will make such payments until the earlier of (i) five years or (ii) until such time that Mr. Blatt no longer serves as Secretary or Assistant Secretary.

The decision to compensate and reimburse Mr. Blatt for his services was made and approved by the full Board in 2009 as recognition of Mr. Blatt's continuing service and availability as Assistant Secretary. The Board also recognized that Mr. Blatt's historical perspective and knowledge of the Company's operations would be beneficial to our new Chief Executive Officer at that time.

        The following table sets forth the compensation of the Company's non-employee directors for services rendered in 2012. Directors who are also employees of the Company do not receive compensation (other than their compensation as employees of the Company) for their services on the Board of Directors.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)(2)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Steven M. Billick	$113,000	$54,002					$167,002
Robert A. Blatt	$48,000	$54,002				$72,000	$174,002
Richard Delatore	$56,000	$54,002					$110,002
Raymond K. Lee	$60,000	$54,002					$114,002
James V. Stanton	$56,000	$54,002					$110,002
Roger P. Wagner	$52,000	$54,002					$106,002

(1)
Represents the aggregate grant date fair value computed in accordance with FASB TOPIC 718 (see Notes 2 and 12 to the Company's Consolidated Financial Statements in its Annual Report on Form 10-K for the year ending December 31, 2012). Each Board member was awarded 10,365 RSUs on July 12, 2012, pursuant to the terms of the 2010 Long Term Incentive Plan. Each RSU was fully vested upon grant and represents a right to receive one share of the Company's common stock upon the earlier to occur of (i) the person's termination of Board service, and (ii) a change in control of the Company. The non-employee directors did not have any other stock awards outstanding as of December 31, 2012, other than 19,500 and 30,000 RSUs granted to each non-employee director during 2011 and 2010, respectively.

(2)
No stock options were awarded to non-employee directors during 2012; the non-employee directors did not have any stock option awards outstanding as of December 31, 2012.

(3)
Mr. Blatt received $6,000 per month for services rendered as Assistant Secretary and for office expenses.

Certain Relationships, Related Transactions and Director Independence

  Approval of Related Party Transactions

        The Company's Code of Ethics and Business Conduct (the "Code") requires that any proposed transaction between the Company and a related party, or in which a related party would have a direct or indirect material interest, be promptly disclosed to the Compliance Committee of the Company. The Compliance Committee is required to disclose such proposed transactions promptly to the Company's Audit Committee.

        The Company's Amended and Restated Audit Committee Charter requires the Audit Committee of the Company to review and approve all related party transactions of the Company. Any director having an interest in the transaction is not permitted to vote on such transaction. The Audit Committee will determine whether or not to approve any such transaction on a case-by-case basis and in accordance with the provisions of the Amended and Restated Audit Committee Charter and the Code,

including the standards set forth in the Conflicts of Interest Policy contained in the Code. Under the Code, a "related party" is any of the following:

  •
  an executive officer of the Company;

  •
  a director (or director nominee) of the Company;

  •
  an immediate family member of any executive officer or director (or director nominee);

  •
  a beneficial owner of five percent or more of any class of the Company's voting securities;

  •
  an entity in which one of the above described persons has a substantial ownership interest or control of such entity; or

  •
  any other person or entity that would be deemed to be a related person under Item 404 of SEC Regulation S-K or applicable NASDAQ rules and regulations.

        For a director to be considered independent, the director must meet the bright-line independence standards under the listing standards of NASDAQ and the Board must affirmatively determine that the director has no material relationship with us, directly, or as a partner, stockholder or officer of an organization that has a relationship with us. The Board determines director independence based on an analysis of the independence requirements of the NASDAQ listing standards. In addition, the Board will consider all relevant facts and circumstances in making an independence determination. The Board also considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director may have with us. The Board has determined that the following five directors satisfy the independence requirements of NASDAQ: Steven M. Billick, Richard Delatore, Raymond K. Lee, James V. Stanton, and Roger P. Wagner.

Executive Compensation

Compensation Discussion and Analysis

        In this section, we describe the material components of our executive pay programs for our Named Executive Officers ("NEOs") for fiscal year 2012, whose compensation is set forth in the tables following this discussion in accordance with SEC rules:

  •
  Jeffrey J. Dahl, who served as our President and Chief Executive Officer

  •
  John W. Bittner, Jr., who served as our Executive Vice President and Chief Financial Officer

  •
  Joseph L. Billhimer, Jr. who served as our Executive Vice President and Chief Operating Officer

  •
  Narciso A. Rodriguez-Cayro, who served as our Vice President—Regulatory Affairs, General Counsel and Secretary

  •
  Fred A. Buro, who served as our Vice President and Chief Marketing Officer

        The Compensation Committee (the "Committee") has oversight responsibility for the development and administration of MTR Gaming's executive compensation policies and programs. This Compensation Discussion and Analysis ("CD&A") explains how and why the Committee arrived at specific compensation policies and decisions for our NEOs in 2012.

Our Business and Compensation Committee Activities in 2012

        The Committee's determinations with respect to executive compensation in 2012 where designed to motivate the executive team of the Company during a critical time. The Company commenced operation of its new casino at its Scioto Downs racetrack in Columbus Ohio. The Committee continued to employ the same performance metrics from the previous year which were heavily weighted on achieving performance targets that align management's future compensation opportunities with cash flow and earnings improvements for the stockholders.

        With the involvement of and recommendations from our compensation advisor, Aon Hewitt, the Committee conducted an annual review of its entire compensation program for its named executive officers. The Committee determined that our level of base and incentive compensation for our named executives were adequate and reasonable to retain the executive talent without containing any excess or egregious elements. The Committee did make a modest base salary adjustment to the Mr. Bittner's base salary based on a review of relevant factors such as economic conditions, his contributions and performance and competitive market data for this position. The Committee continued to operate under the long-term incentive grant philosophy implemented in 2011. This philosophy weighs long-term incentive opportunities as 50% long-term incentive cash units, 30% stock options and 20% restricted stock units. The Committee elected to continues with the vesting schedule for all long-term incentives currently in place. The Committee also approved the grant of a separate, discretionary bonus to certain employees and executives, as well as, each of our NEOs, in recognition of the successful opening of our newly constructed Scioto Downs gaming facility.

Consideration of 2012 Say-on-Pay Vote

        At the 2012 annual shareholder meeting, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our named executive officers, with over 98% of stockholder votes cast in favor of our say-on-pay resolution. As we evaluated our compensation practices and our talent needs throughout fiscal 2012, we were mindful of the strong support our stockholders expressed for our philosophy of linking compensation to our operating objectives and the enhancement of stockholder value. As a result, our compensation committee decided to retain our general approach to executive compensation, with an enhanced emphasis on short and long-term incentive compensation that rewards our most senior executives when they deliver value for our stockholders.

Our Compensation Strategy

        Our executive compensation program is designed to attract, motivate and retain critical executive talent, and to motivate behaviors that drive profitable growth and the enhancement of long-term value for our stockholders. Our program includes base salary and performance-base incentives (including both cash and equity opportunities) and is designed to be flexible, market competitive, reward achievement of difficult but fair performance criteria, and enhance stock ownership at the executive level. Our philosophy is that concise, distinct and attainable goals should be established in order to enable the assessment of performance by the Committee. The Committee is guided by the general principles that compensation should be designed to:

  •
  Enhance stockholder value by focusing our executives' efforts on the specific performance metrics that drive enterprise value,

  •
  Attract, motivate, and retain highly-qualified executives committed to our long-term success,

  •
  Assure that the Company's executives receive fair compensation opportunities relative to their peers at similar companies, and fair actual compensation relative to Company performance, and

  •
  Align critical decision making with the Company's business strategy and goal setting.

        The following table summarizes key elements of our 2012 executive compensation program:

Element	Primary Purpose	Key Characteristics
Base Salary	To compensate the executive fairly for the responsibility level of the position.	Fixed compensation component. Reviewed annually.
Annual Cash Bonus	To motivate and reward organizational and individual achievement of annual strategic financial and individual objectives.	Variable compensation component. The primary performance components are: • Corporate free cash flow (FCF) goals; and • Individual performance goals.
Long-Term Incentives	To align Executives with stockholder interests, and to reinforce long-term stockholder value creation.	Variable compensation component. Reviewed and granted annually.
Stock Options	To increase stockholder value.	Stock price growth above the exercise price at grant.
Restricted Stock Units (RSU)	To increase stockholder value and promote executive retention.	Stock price growth.
Long-Term Performance Cash Units	To motivate performance achievement over a one-year period and retention over a three-year period.	Achievement of corporate free cash flow goals.
Health/Welfare Plan and Retirement Benefits	To provide competitive benefits that promote employee health and productivity and support financial security.	Fixed compensation component.
Perquisites and Other Benefits	To provide business-related benefits, where appropriate.	Fixed compensation component.
Change-in-Control Protection	To bridge employment if employment is terminated following a change-in-control of the company.	Fixed compensation component; only paid in the event the executive's employment is terminated following a change-in-control of the company.
Severance Protection	To bridge future employment if employment is terminated other than "for cause."	Fixed compensation component; only paid in the event the executive's employment is terminated other than "for cause."

2012 Total Compensation Mix

        The Company's targeted pay mix (salary vs. performance-based incentive pay) reflects a combination of competitive market conditions and strategic business needs. The degree of performance-based incentive pay ("at risk" compensation) and total compensation opportunities increase with an executive's responsibility level. Competitive pay practices are reviewed annually by the Committee.

2012 Executive Compensation Summary

        The Committee approved the following compensation items in 2012:

Pay Component	Comments
Base Salary	• Mr. Bittner received a 5% increase in 2012 based on a review of relevant factors such as economic conditions, his contributions and performance and competitive market data for this position.
• No other NEOs received a base salary increase in 2012.
Annual Cash Bonus	• The Company achieved 2012 corporate free cash flow results that were 115% of budget

•

As a result of this performance level, actual bonuses awarded to NEOs were 149% of their target bonus opportunity, according to the performance/payout scale approved by the Committee at the beginning of the year, incorporating both corporate and individual performance criteria, as well as the Committee's evaluation of overall company performance.

Long-Term Incentives

•

Consistent with prior-year practices, the Committee approved grants based on a thorough review of competitive market data, individual and Company performance, and management's recommendations (discussed in more detail in the "2012 Pay Elements, Long-Term Incentives" section of this CD&A").

• Value Mix: 50% long-term performance cash units, 30% stock options, 20% RSUs

•

Long-term performance cash awards: The Company achieved 2012 corporate free cash flow results that were 115% of budget, resulting in earned awards of 175% of target, but subject to an additional two-year vesting requirement.

•

Design enhancement: To focus management on longer-term performance achievement, the 2013 long-term performance cash units will be subject to a two-year performance period (increased from the current one-year period), followed by an additional one-year vesting requirement.

Discretionary Bonus	• As a result of the successful opening of Scioto Downs' newly constructed gaming facility, the Committee approved the grant of a separate, discretionary bonus.

Corporate Governance Standards

        We endeavor to maintain good governance standards, including the oversight of our executive compensation programs and policies. The following were in effect during 2012:

  •
  Anti-hedging policy: We have a policy that prohibits all directors, officers, and employees in the Finance and Legal Compliance Departments and the Director of Internal Audit from engaging in hedging transactions in our securities.

  •
  Incentive payment thresholds and maximums: Both the annual bonus plan and the long-term performance cash units plan have threshold performance requirements which must be achieved in order to receive a payment. Maximum payments are capped.

  •
  Retirement benefits: We do not provide any pension plans or nonqualified deferred compensation arrangements for our NEOs. The NEOs are eligible to participate in our qualified retirement plan on the same terms as other eligible employees.

  •
  Change-in-control benefits are not excessive in that existing coverage for MTR Gaming executives does not provide (a) severance multiples in excess of three times salary and target bonus, (b) single trigger cash payments, and/or (c) modified single trigger provisions. Change-in-control provisions also do not include excise tax gross-ups.

  •
  Executive perquisites and other benefits are limited and do not include income tax gross-ups.

  •
  Independent compensation consultant: Aon Hewitt has been retained directly by the Committee, advises on all executive officer pay decisions, keeps the Committee apprised of compensation best practices, and performs no other services for the Company.

  •
  Compensation risk assessment: The Committee conducts an annual risk assessment of the Company's compensation policies and practices to ensure that our programs are not reasonably likely to have a material adverse effect on the company.

  •
  Blackout periods: Executives are prohibited from trading stock if in possession of material non-public information, including the period that begins upon the earlier of the beginning of the 21st business day after the public disclosure of the Company's financial results or the beginning of the last week of a fiscal quarter through the second trading day following our next quarterly earnings release.

Compensation Decision Process

Role of the Compensation Committee

        The Committee's primary role is to discharge the Board of Directors responsibilities regarding compensation policies relating to the executives of our Company and subsidiaries. The Committee consists of independent directors and is responsible to our Board for the oversight of our executive compensation programs. Among its duties, the Committee is responsible for:

  •
  Review and assessment of competitive market data from the independent compensation consultant;

  •
  Review and approval of incentive goals / objectives and compensation recommendations for Directors and above, including the NEOs;

  •
  Evaluation of the competitiveness of each executive's total compensation package;

  •
  Approval of any changes to the total compensation package including, but not limited to, salary, annual incentives, long-term incentive award opportunities and payouts, and retention programs; and,

  •
  Ensuring the Company's policies and practices relating to compensation do not encourage excessive risk-taking conduct.

        Following review and discussion, the Committee submits recommendations to the Board for approval. The Committee is supported in its work by the Chief Financial Officer and staff, and an independent executive compensation consultant.

Role of the Independent Compensation Consultant

        The Committee retained Aon Hewitt for independent executive compensation advisory services, namely, to conduct its annual total compensation study for executive and key manager positions. Aon Hewitt reports directly to the Committee and the Committee directly oversees the fees paid for the services provided. The Committee instructs Aon Hewitt to give advice to the Committee independent of management and to provide such advice for the benefit of our Company and stockholders. With the Committee's approval, Aon Hewitt may work directly with management on executive compensation matters. Aon Hewitt did not perform any other consulting services for the Company in 2012, and Aon Hewitt's services to the Committee in 2012 did not raise any conflicts of interests between the Committee, the Company and management.

        Specific roles of the Compensation Consultant include, but are not limited to, the following:

  •
  Identify and advise the Committee on executive compensation trends and regulatory developments;

  •
  Provide a total compensation study for executives against peer companies and recommendations for NEO pay;

  •
  Provide advice to the Committee on governance best practices as well as any other areas of concern or risk;

  •
  Serve as a resource to the Committee Chair for meeting agendas and supporting materials in advance of each meeting;

  •
  Review, draft, and comment on proxy disclosure items, including the Compensation Discussion and Analysis; and,

  •
  Advise the Committee on management's pay recommendations.

Role of Management in Compensation Decisions

        The CEO makes recommendations to the Committee concerning the compensation of the other NEOs and other senior management. In addition, the CEO and CFO are involved in setting the business goals that are used as the performance goals for the annual incentive plan and long-term performance cash units, subject to the Committee's approval. The CEO and CFO work closely with the Committee, Aon Hewitt and management to (i) ensure that the Committee is provided with the appropriate information to make its decisions, (ii) propose recommendations for the Committee's consideration and (iii) communicate those decisions to management for implementation. None of the NEOs, however, play a role in determining their own compensation and are not present at executive sessions in which their pay is discussed.

Determination of CEO Pay

        At the December meeting, in executive session without management present, the Committee reviews and evaluates CEO compensation. The Committee reviews competitive market data, and both corporate financial performance and individual performance. Pay recommendations for the CEO, including salary, incentive payments for the previous year, and equity grants for the current year, are presented to the independent members of the Board. During an executive session of the Board, the Board conducts its own review and evaluation of the CEO's performance.

Peer Companies and Competitive Benchmarking

        As previously noted, in 2012 the Committee commissioned Aon Hewitt to conduct an annual total compensation study for executive and key manager positions. The Committee reviews competitive market data annually to gain a comprehensive understanding of market pay practices, and combines that information with the discretion to consider experience, tenure, position, and individual contributions to assist with individual pay decisions (i.e., salary adjustments, target bonus, and long-term incentive grants).

        To develop competitive market values for the NEOs, Aon Hewitt utilized both published and private compensation surveys, as well as proxy information for the following ten mid-sized gaming companies:

• Affinity Gaming, LLC*
• Ameristar Casinos, Inc.
• Boyd Gaming Corporation
• Churchill Downs, Inc.
• Isle of Capri Casinos, Inc.
• Monarch Casino & Resort, Inc.
• Peninsula Gaming Co, LLC*
• Penn National Gaming, Inc.
• Pinnacle Entertainment, Inc.
• Tropicana Entertainment, Inc.*

*
New to peer group for 2012

        Size-adjusted market values were developed using regression analysis. This statistical technique accounts for revenue size differences within the peer group and develops a market value consistent with our revenue relationship to our peers. The Committee relied primarily on the size-adjusted 50th percentile to make compensation decisions for 2012.

2012 Pay Elements

Base Salary

        Base salaries are designed to recognize the skill, competency, experience and performance an executive brings to his or her position. The Committee determines base salaries using both competitive market data from Aon Hewitt's annual study and a comprehensive assessment of relevant factors such as experience level, value to stockholders, responsibilities, future leadership potential, critical skills, individual contributions and performance, economic conditions, and the market demands for similar talent. The following table summarizes the Committee's salary decisions for 2012.

		Merit Adjustment
	Salary on 1/1/2012			Salary on 12/31/2012
		% Increase	Date
J. Dahl	$630,000	—	—	$630,000
J. Bittner	$350,000	5.0%	7/1/2012	$367,500
J. Billhimer	$340,000	—	—	$340,000
N. Rodriguez-Cayro	$315,000	—	—	$315,000
F. Buro	$290,000	—	—	$290,000

Annual Incentives (Bonus Plan)

        Consistent with the Committee's primary objective to enhance the performance orientation of the Company's incentive programs, the Committee worked closely with Aon Hewitt to develop and approve a formal annual incentive compensation structure for 2012. Our NEOs have the opportunity to earn annual cash incentives based on the attainment of critical performance criteria. Performance targets are set annually at the start of the fiscal year. In 2012, after a thorough review of internal equity and the recommendations of Aon Hewitt, the Committee maintained individual target award opportunities for the NEOs were based on a percentage of each NEO's base salary as follows:

2012 Target Bonus
J. Dahl	60%
J. Bittner	40%
J. Billhimer	50%
N. Rodriguez-Cayro	40%
F. Buro	40%

        The 2012 annual incentive plan for the NEOs was structured to measure corporate free cash flow (80% of the target award opportunity) and key individual performance objectives (20% of the target award opportunity). Free cash flow was utilized as a metric because the Committee believed that it reflects the results of operations of the Company, the positive and negative impact of capital expenditures and changes in cash flows from other activities. Individual goals were used because they are critical drivers of the Company's financial success. The goals are customized to each NEO and provide the Committee with a mechanism to gauge individual performance achievement on metrics within each NEO's direct control.

        Corporate free cash flow (80% of the target award opportunity):    The corporate free cash flow target for 2012 was $78,357,000. Threshold and stretch performance goals were set at 90% and 120% of targeted free cash flow, respectively. Potential bonus payments were 50% of target bonus for achievement of threshold free cash flow and 200% of target bonus for achievement of stretch free cash flow. If threshold free cash flow was not achieved, then no bonus would be earned for this portion.

        Key individual performance criteria (20% of the target award opportunity):    The size of the individual performance bonus pool is dependent on the level of corporate free cash flow achievement. 50% of the individual performance pool is funded if 80% of the corporate free cash flow target is achieved. The individual performance pool is fully funded at 90% corporate free cash flow performance, but may not exceed 100% funding (unlike the corporate free cash flow portion which may be funded at 200% of target if stretch performance is achieved). The individual performance measures, approved by the Committee, typically consider and include individual measures aimed at improving and sustaining maximum profitability and operational efficiency, and responding proactively to critical industry developments. Examples of recent individual performance goals for the NEOs include EBITDA improvement, opening and integration of the Scioto Downs gaming facility, implementation of guest service measurements, securing funding for gaming initiatives, selling off non-strategic assets, and successfully implementing cost cutting programs.

        2012 Results:    The Committee evaluated actual free cash flow performance including consideration of certain adjustments (e.g.,  severance costs) and determined that actual free cash flow exceeded targeted goals. The free cash flow attainment level, as adjusted, was $90,106,000. The Committee also determined that the NEOs accomplished their individual performance objectives.

	Corporate Free Cash Flow			Individual Performance
							Initial Incentive Earned As a % of Target	Total Incentive Earned As a % of Target(1)
	Weight	Score	Incentive Contribution	Weight	Score	Incentive Contribution
J. Dahl	80%	115%	175%	20%	100%	100%	160%	149%
J. Billhimer	80%	115%	175%	20%	100%	100%	160%	149%
J. Bittner	80%	115%	175%	20%	100%	100%	160%	149%
N. Rodriguez-Cayro	80%	115%	175%	20%	100%	100%	160%	149%
F. Buro	80%	115%	175%	20%	100%	100%	160%	149%

(1)
After a comprehensive review of overall company performance, including multiple financial criteria in addition to free cash flow, the Committee exercised negative discretion by reducing the final bonus awards approximately 7% for the NEOs.

Long-Term Incentives

        The Committee and management worked closely with Aon Hewitt in 2010, 2011, and 2012 to enhance the performance orientation of the Company's executive compensation programs. The primary objectives were to design incentive programs for 2012 and the future that (a) support the Company's strategic business plan, (b) enhance the alignment of management behaviors with stockholder value, (c) address important executive retention issues, and (d) provide the compensation tools necessary for the company to attract critical talent.

  •
  Long-term performance cash units (50% weight):  The Committee believes it is critical to focus executive behavior on the performance elements that drive stockholder value. Accordingly the 2012 grants are based on the attainment of a corporate free cash flow target. Participants may earn 50% to 200% of their target opportunity based on achievement levels ranging from 90% to 120% of the free cash flow goal. No award is earned if performance falls below the threshold. The performance period covers one year (2012), with an additional two-year service vesting period for earned amounts. Earned and vested amounts are paid in cash.

  •
  Stock options (30% weight):  The Committee believes it is important to focus executive behavior on the Company's share price, in direct alignment with our stockholders' interests. With stock options, participants only recognize value to the extent the share price increases and exceeds the exercise price on the date of grant. 2012 grants will vest over three years in equal installments.

  •
  Restricted stock units (20% weight):  The Committee believes it is important to have a minimum level of retention-based awards. With RSUs, participants are focused on the enhancement of the Company's share price and the value of their grant, because the value of RSUs decline as the Company's share price decreases. 2012 grants of RSUs vest on the third anniversary of the grant date and will be paid in shares of the Company's common stock.

	January 2012 Long-Term Incentive Grants
	Performance Plan (Target $)	Stock Options (#)	Restricted Stock Units (#)
J. Dahl	$189,000	105,200	35,100
J. Bittner	$105,000	58,500	19,500
J. Billhimer	$102,000	56,800	18,900
N. Rodriguez-Cayro	$94,500	52,600	17,500
F. Buro	$87,000	48,400	16,100

        2012 Results: Performance Plan:    The corporate free cash flow target for 2012 was $78,357,000. The actual attainment level, as adjusted, was $90,106,000 resulting in earned awards equal to 175% of target, subject to an additional two-year vesting requirement.

        2013 Plan Design Enhancements:    For grants starting in 2013, the Committee approved a two-year performance period for long-term performance cash units. This two-year performance period will be followed by a one-year cliff vesting. The first grants made under this new performance period were made in January 2013.

Discretionary Bonus

        In June 2013, the Compensation Committee approved the grant of a separate, discretionary bonus to certain employees and executives, as well as, each of our NEOs, in recognition of the successful opening, on-time and on budget, of our newly constructed Scioto Downs gaming facility.

2012 Discretionary Bonus
J. Dahl	$121,000
J. Bittner	$40,000
J. Billhimer	$80,000
N. Rodriguez-Cayro	$91,587
F. Buro	$25,000

Retirement and Benefit Programs

        The NEOs were eligible to participate in various benefit plans including, 401(k), health insurance and life insurance plans that are generally available to all employees. The 401(k) plan provides for a company match, which for 2012 was 50% of the first 4% of permitted employee contributions to the plan. Life insurance is also provided to the NEOs at two times salary. In addition to the benefits already listed, our NEOs participate in the Executive Medical Reimbursement Plan ("EMRP"). Under the EMRP, NEOs are eligible for reimbursement of certain medical expenses which would not otherwise be reimbursed to the participant from another source. The maximum annual reimbursement amount that a participant may receive for reimbursement of eligible expenses for the participant and the participant's dependents in any year is $150,000, subject to a $1,000 aggregate deductible. Reimbursements are taxable to the NEO and the Company provides no gross-up for any reimbursements.

Perquisites

        It is the Company's intent to continually assess business needs and evolving market practices to ensure that perquisite offerings are competitive and in the best interest of our stockholders. In general, the Company does not provide any perquisites to executives, other than modest auto allowances, and reimbursement for temporary housing and relocation expenses to certain NEOs. For more information on these perquisites, see the footnotes to the Summary Compensation Table.

Severance Protection

        Each NEO has an employment agreement with the Company that provides for severance payments in the event the NEOs employment is terminated under certain circumstances. See "Potential Payments Upon Termination or Change in Control" for more information on the amounts that each NEO is entitled to in the event that his employment is terminated.

CEO Compensation for 2012

        Mr. Dahl has served as our President and Chief Executive Officer since January 2011. Mr. Dahl has announced his resignation as President and Chief Executive Officer but is expected to remain in this capacity, for a reasonable period of time, as the Board conducts its interview process for a new Chief Executive Officer. As previously disclosed, Mr. Dahl's 2012 compensation items included base salary of $630,000, a discretionary bonus of $121,000 for the opening of Scioto Downs, a target bonus opportunity of 60% of base salary, and long-term incentive grants of 105,200 stock options, 35,100 RSUs, and an $189,000 performance cash unit target. In addition, Mr. Dahl received an auto allowance of $800 per month and participates in the various Company benefit plans including health and life insurance, and retirement plans.

Equity Grant Practices

        The Committee has adopted a policy with respect to equity awards that contains procedures to prevent stock option backdating or other improper timing issues. Under the policy, the Committee has exclusive authority to grant equity awards to our NEOs and other employees. If an employee joins the company and has been offered stock-based awards as part of their compensation, approval from the Committee will be sought at the next Committee meeting and the exercise price of any stock options will be the closing price of our common stock on the NASDAQ on the date of the Committee's approval of the award, unless the Company is in a company-imposed black-out period under its insider trading policy. Under the Company's insider trading policy, NEOs, other employees with access to material non-public information about the Company and directors are always prohibited from engaging in transactions in the Company's securities when in possession of material non-public information and are otherwise restricted from engaging in transactions in the Company's securities during black-out periods. The Committee's policy with respect to equity grants is consistent with the Company's insider trading policy. We have a policy that prohibits all directors, officers, and employees in the Finance and Legal Compliance Departments and the Director of Internal Audit from engaging in hedging transactions in our securities.

Compensation Risk Assessment

        It is the responsibility of the Committee to ensure that the Company's policies and practices related to compensation do not encourage excessive risk-taking behavior. The Committee has worked closely with Aon Hewitt to design a performance-based compensation system that supports the Company's objective to align stockholder and management interests, supports the Company's strategic business plan, and mitigates the possibility of executives taking unnecessary or excessive risks that would adversely impact the Company. As part of this process, Aon Hewitt has reviewed our compensation programs to assess if any of our programs or policies would encourage unnecessary risks that could have a material adverse impact on the Company. Based on that independent review, our compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. The following factors mitigate the risk associated with our compensation programs:

  •
  The Board of Directors approves short- and long-term performance objectives for our incentive plans, which we believe are appropriately correlated with stockholder value and use multiple metrics to measure performance;

  •
  The Committee's discretion to amend final payouts of both short- and long-term incentive plans;

  •
  The use of company-wide performance metrics for both the short- and long-term incentive programs ensure that no single executive has complete and direct influence over outcomes, encouraging decision making that is in the best long-term interest of stockholders;

  •
  The use of equity and cash opportunities with vesting periods to foster retention and alignment of our executives' interests with those of our stockholders;

  •
  Capping the potential payouts under both the short- and long-term incentive plans to eliminate the potential for any windfalls; and,

  •
  The use of competitive general and change-in-control severance programs help to ensure that executives continue to work towards the stockholders' best interests in light of potential employment uncertainty.

Tax Deductibility of Our Compensation Programs

        Section 162(m) of the Internal Revenue Code generally limits the federal income tax deduction for compensation paid to NEOs in excess of $1,000,000 for a calendar year, subject to certain exceptions including relating to qualified performance-based compensation. The Committee considers the tax deductibility of compensation paid to the Company's NEOs, but also believes it is important to preserve flexibility in this regard. As discussed above, the primary objectives of the Company's compensation program are to attract, motivate and retain critical executive talent, and to motivate behaviors that drive profitable growth and the enhancement of long-term value for our stockholder. Accordingly, the Committee recognizes that there may be instances where compensation paid by the Company may not be tax deductible.

Compensation Committee Report

        The Committee has reviewed and discussed with management the Compensation Discussion and Analysis report included herein. Based on their review and discussions with management, the Committee recommended to the Company's full Board of Directors that the Compensation Discussion and Analysis be included in the Company's 2013 proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K, filed on March 15, 2013.

        Submitted by the Compensation Committee of the Board of Directors,

Roger P. Wagner (Chairman)
Raymond K. Lee
Steven M. Billick

        Notwithstanding anything to the contrary herein, the report of the Compensation Committee included in this proxy statement shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Summary Compensation Table

        The following table sets forth information regarding compensation for the fiscal year ended December 31, 2012, awarded to, earned by or paid to the named executive officers.

Name and principal position	Year	Salary	Bonus(8)	Stock Awards(7)	Option Awards(7)	Non-Equity Incentive Plan Compensation		Change In Pension Value And Nonqualified Deferred Compensation Earnings	All Other Compensation		Total $
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Jeffrey J. Dahl	2012	$630,000	$121,000	$85,644	$167,184	$892,205	(1)		$26,737	(2)	$1,922,770
President and Chief	2011	$566,436		$87,608	$369,594	$631,042			$86,861		$1,741,541
Executive Officer
John W. Bittner, Jr.	2012	$358,077	$40,000	$47,580	$92,968	$427,932	(1)		$14,278	(3)	$980,835
Executive Vice President	2011	$350,000		$51,027	$100,147	$347,727			$8,876		$857,777
and Chief Financial	2010	$284,665		$183,850		$101,819			$31,096		$601,430
Officer
Joseph L. Billhimer, Jr.	2012	$340,000	$80,000	$46,116	$90,267	$431,006	(1)		$13,171	(4)	$1,000,560
Executive Vice President	2011	$215,308		$43,680	$85,016	$246,152			$72,468		$662,624
and Chief Operating
Officer
Narciso A. Rodriguez-Cayro	2012	$315,000	$91,587	$42,700	$83,592	$358,777	(1)		$168,428	(5)	$1,060,084
Vice President of	2011	$300,000		$43,804	$85,818	$285,682			$23,022		$738,326
Regulatory Affairs,	2010	$228,469		$44,500		$121,818			$29,890		$424,677
General Counsel and
Secretary
Fred A. Buro	2012	$290,000	$25,000	$39,284	$76,917	$337,048	(1)		$34,533	(6)	$802,782
Vice President and	2011	$275,577		$40,076	$78,654	$244,081			$39,546		$677,934
Chief Marketing Officer

(1)
As to 2012, amounts represent incentive compensation earned per terms of employment agreements and annual incentive (bonus plan) but not all paid in 2012.

(2)
As to 2012, all other compensation for Mr. Dahl includes $9,600 for auto allowance, $7,181 for medical reimbursement, $5,653 for 401(k) contribution match and $4,303 for life insurance premiums.

(3)
As to 2012, all other compensation for Mr. Bittner includes $7,200 auto allowance, $2,762(net) for 401(k) contribution match and $4,303 for life insurance premiums.

(4)
As to 2012, all other compensation for Mr. Billhimer includes $9,600 for auto allowance, $2,001 for medical reimbursement and $1,570 for life insurance premiums.

(5)
As to 2012, all other compensation for Mr. Rodriguez-Cayro includes $9,600 for auto allowance, $145,425 for medical reimbursement, $11,943 for temporary housing, and $1,570 for life insurance premiums.

(6)
As to 2012, all other compensation for Mr. Buro includes $7,200 for auto allowance, $24,694 for temporary housing and relocation expenses and $2,639 for life insurance premiums.

(7)
The RSUs and stock option awards represent the aggregate grant date fair value computed in accordance with ASC 718—Compensation—Stock Compensation. The stock options granted in 2012 will vest and become exercisable in three equal installments in the amounts of 33% on each of the first and second anniversaries of the date of grant and 34% on the third anniversary of the date of grant. The cash-based performance awards relate to the achievement of differing levels of performance (as defined) and are measured by the level of the Company's corporate free cash flow (as defined) over a one-year performance period, which is defined as the calendar year 2012. The performance award levels were achieved for 2012, and the awards earned will vest and become payable at the end of the vesting period, defined as the two calendar year period following the performance period. Cash awards that were granted in conjunction with the RSUs granted in 2010 were not earned as of December 31, 2010, and were not reported therein but are reported as such amounts vest—please refer to the Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table that follows for additional information relating to the cash awards. The RSUs and the cash awards granted during 2010 vest and become non-forfeitable upon each of the first, second and third anniversaries of the date of grant. See Notes 2 and 12 to the Company's Consolidated Financial Statements in its Annual Report on Form 10-K for the year ending December 31, 2012.

(8)
Bonuses were paid based upon the successful opening of Scioto Downs' newly constructed gaming facility.

Grant of Plan Based Awards Table

        The following table sets forth information regarding the grant of Plan based awards made during 2012 to the NEOs.

									All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)
			Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards					Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and Option awards(2)
Name	Grant date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Jeffrey J. Dahl(3)	1/27/2012	(1)	94,500	189,000	378,000
	1/27/2012	(1)							35,100			$85,644
	1/27/2012	(1)								105,200	$2.44	$167,184
John W. Bittner, Jr.	1/22/2012	(1)	52,500	105,000	210,000
	1/27/2012	(1)							19,500			$47,580
	1/27/2012	(1)								58,500	2.44	$100,147
Joseph L. Billhimer, Jr.	1/27/2012	(1)	51,000	102,000	204,000
	1/27/2012	(1)							18,900			$46,116
	1/27/2012	(1)								56,800	$2.44	$85,016
Narciso A. Rodriguez-Cayro	1/27/2012	(1)	47,250	94,500	189,000
	1/27/2012	(1)							17,500			$42,700
	1/27/2012	(1)								52,600	2.44	$85,818
Fred A. Buro	1/27/2012	(1)	43,500	87,000	174,000
	1/27/2012	(1)							16,100			$39,284
	1/27/2012	(1)								48,400	$2.44	$76,917

(1)
Represents the grant of (i) nonqualified stock options to purchase shares of the company's common stock; (ii) RSUs: and (iii) cash-based performance awards under the 2010 Long-Term Incentive Plan. The stock options vest and become exercisable in three equal installments in the amounts of 33% on each of the first and second anniversaries of the date of grant and 34% on the third anniversary of the date of grant. Further, all unvested options will fully vest and become exercisable immediately upon (i) the termination of employment by the death or the disability of the applicable employee or (ii) consummation of a change in control of the company. The RSUs vest and become non-forfeitable upon the third anniversary of the date of grant; and all unvested RSUs will vest immediately upon (i) the termination of employment by the death or the disability of the applicable employee or (ii) consummation of a change of control of the company. The cash-based performance awards relate to the achievement of differing levels of performance (as defined) and are measured by the level of the company's corporate free cash flow (as defined) over a one-year performance period, which is defined as the calendar year 2012. The performance award levels were achieved for 2012, and the awards earned will vest and become payable at the end of the vesting period, defined as the two calendar year period following the Performance Period. The earned awards also vest immediately upon (i) the termination of employment by the death or the disability of the applicable employee or (ii) consummation of a change of control of the company.

(2)
Represents the fair value of the awards on their respective grant dates. For additional information, refer to Notes 2 and 12 of the Company's financial statements filed with the SEC as part of the Form 10-K for the year ended December 31, 2012. There can be no assurance that these amounts will correspond to the actual value that will be recognized by the Named Executive Officers.

(3)
Effective upon Mr. Dahl's departure from the Company, pursuant to his resignation, the 2012 non-equity incentive plan, stock and option awards, noted herein, will be forfeited as the awards were not earned under the terms of the Company's Plan.

        On January 25, 2013, the Committee approved the grant of (i) nonqualified stock options to purchase a total of 216,800 shares of the Company's common stock at a purchase price of $3.94, the NASDAQ average price per share on that date; (ii) a total of 72,400 RSUs with a fair value of $3.94 per unit, the NASDAQ official average price per share on that date; and (iii) cash-based performance awards totaling $747,800 to the named executive officers under the 2010 Plan. The stock options will vest and become exercisable in three equal installments in the amounts of 33% on each of the first and second anniversaries of the date of grant and 34% on the third anniversary of the date of grant. Further, all unvested options will fully vest and become exercisable immediately upon (i) the termination of employment by the death or the disability of the applicable employee or (ii) consummation of a change of control of the Company. The weighted average grant date fair value of the 216,800 options was $2.64 per share. The RSUs will vest and become non-forfeitable upon the third anniversary of the date of grant; and all unvested RSUs will vest immediately upon (i) the termination of employment by the death or the disability of the applicable employee or (ii) consummation of a change of control of the Company. The cash-based performance awards relate to the achievement of differing levels of performance (as defined) and are measured by the level of the

Company's Corporate Free Cash Flow (as defined) over a two-year Performance Period, which is defined as the calendar year 2013. The earned awards, if any, will vest and become payable at the end of the vesting period, defined as the one calendar year period following the Performance Period. The earned awards also vest immediately upon (i) the termination of employment by the death or the disability of the applicable employee or (ii) consummation of a change of control of the Company.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        On January 6, 2011, the Company appointed Mr. Jeffrey J. Dahl as President and Chief Executive Officer of the Company and entered into an employment agreement with Mr. Dahl, effective January 10, 2011, for a term of three (3) years, with automatic one-year extensions unless a notice of non-renewal is timely furnished prior to the next applicable extension period. However, effective March 27, 2013, Mr. Dahl notified the Company of his resignation. Mr. Dahl is currently expected to continue to serve as President and Chief Effective Officer, for a reasonable period of time, as the Board conducts its interview process for a new CEO. The employment agreement provides for an annual base salary of $600,000 (or such greater amount as may be approved from time to time by the Compensation Committee) and participation in the Company's annual incentive plan as may be in effect from time to time, with a target bonus opportunity of 50% of his base salary (or such other amount as may be determined by the Compensation Committee). Under his agreement, Mr. Dahl is also eligible to participate in the Company's Long Term Incentive Program as may be in effect from time to time and is eligible to participate in the Company's employee benefit plans. The employment agreement provided that the Company will grant to Mr. Dahl a nonqualified stock option to purchase a total of 150,000 shares of the Company's common stock, 1/3 of which vested and became exercisable on the date of grant, and 2/3 of which will vest and become exercisable in equal installments on the first and second anniversaries of the effective date of the employment agreement, subject to Mr. Dahl's continued employment with the Company as of each applicable vesting date. The employment agreement also provides that the Company will maintain, at the Company's cost, a term life insurance policy with a face value equal to Mr. Dahl's base salary as well as up to $800 per month for automobile expenses. The employment agreement also provides for four weeks of paid vacation per year and reimbursement of certain expenses. The employment agreement further provides for an up-front cash payment in an amount of $75,000 for expenses incurred or to be incurred by Mr. Dahl in relocating his residence, 50% of which is subject to repayment in the event his employment terminates during the second year of his employment. Mr. Dahl was also entitled to reasonable accommodations at the Company's hotel at its Mountaineer Casino for up to 60 days while he was looking for a permanent residence. Effective as of December 1, 2011, the Company entered into an amendment to Mr. Dahl's employment agreement that provides for an annual base salary of $630,000 and participation in the Company's annual incentive plan with a target bonus opportunity of 60% of his base salary.

        On March 30, 2011, the Company appointed Mr. Joseph L. Billhimer as Senior Vice President for Operations and Development for the Company and President and General Manager for Mountaineer Park, Inc., effective as of April 4, 2011, and entered into an employment agreement with Mr. Billhimer for a term of two years, with automatic one-year extensions unless a notice of non-renewal is timely furnished prior to the next applicable extension period. The employment agreement provides for an annual base salary of $300,000 (or such greater amount as may be approved from time to time by the Company's Compensation Committee) and participation in the Company's annual incentive plan as may be in effect from time to time, with a target bonus opportunity of 40% of his base salary (or such other amount as may be determined by the Company's Compensation Committee). Mr. Billhimer is also eligible to participate in the Company's Long Term Incentive Program as may be in effect from time to time and is eligible to participate in the Company's employee benefit plans. The employment agreement provides that the Company will maintain, at the Company's cost, a term life insurance policy with a face value equal to Mr. Billhimer's base salary as well as up to $800 per month for automobile expenses. The employment agreement also provides for four weeks of paid vacation per year and reimbursement of certain expenses. The employment agreement further provides for the reimbursement of reasonable and customary relocation expenses and the payment of a housing allowance of $3,000 per month for a total of six months from the date of the execution of the employment agreement. Effective as of December 1, 2011, the Company appointed Mr. Billhimer as Executive Vice President and Chief Operating Officer and entered into an amendment to Mr. Billhimer's employment agreement that provides for an annual salary of $340,000 and participation in the company's annual incentive plan with a target bonus opportunity of 50% of his base salary.

        In connection with Mr. Bittner's appointment as Executive Vice President and Chief Financial Officer of the Company, the Company entered into a new employment agreement with Mr. Bittner, dated November 8, 2010, for a term of two years, with automatic one-year extensions unless notice of non-renewal is timely furnished prior to the next applicable extension period. The new employment agreement reflects an increased compensation package due to Mr. Bittner's promotion and additional responsibilities. The employment agreement provides for an annual base salary of $350,000 (as adjusted from time to time with the approval of the Compensation Committee) and participation in the Company's annual incentive plan as may be in effect from time to time, with a target bonus opportunity of 40% of his base salary (or such other amount as may be determined by the Compensation Committee). Mr. Bittner is also entitled to participate in the Company's Long-Term Incentive Program as may be in effect from time to time and is eligible to participate in the Company's employee benefit plans. The employment agreement also provides for four weeks of paid vacation per year and reimbursement of certain expenses. The employment agreement provides that the Company will maintain, at the Company's cost, a term life insurance policy with a face value equal to Mr. Bittner's base salary as well as up to $600 per month for automobile expenses. In addition, on November 4, 2010, the Compensation Committee approved the grant of 55,000 RSUs and a cash award of $52,250 to Mr. Bittner, effective on November 8, 2010, the date of Mr. Bittner's appointment as Executive Vice President and Chief Financial Officer of the Company. The RSUs and cash award will generally vest in three equal installments beginning on the first anniversary of the date of grant, subject to Mr. Bittner's continued employment as of the applicable vesting date. Vesting of these awards will be accelerated upon consummation of a change of control of the Company, or upon Mr. Bittner's termination of employment by the Company without cause or by Mr. Bittner with good reason.

        On December 20, 2010, the Company entered into a new employment agreement with Narciso A. Rodriguez-Cayro pursuant to which he serves as the Company's Vice President for Regulatory Affairs, General Counsel and Secretary. The term of the employment agreement is for the period commencing on December 16, 2010 and ending on February 1, 2013, with automatic one-year extensions unless notice of non-renewal is furnished at least 90 days prior to the expiration date of the then applicable agreement term. The new employment agreement reflects an increased compensation package due to Mr. Rodriguez-Cayro's promotion and increased responsibilities. The employment agreement provides for an annual base salary of $300,000 (as adjusted from time to time with the approval of the Compensation Committee) and participation in the Company's annual incentive plan as may be in effect from time to time, with a target bonus opportunity of 40% of his base salary (or such other amount as may be determined by the Compensation Committee). Mr. Rodriguez-Cayro is also entitled to participate in the Company's Long-Term Incentive Program as may be in effect from time to time and is eligible to participate in the Company's employee benefit plans. The employment agreement also provides for four weeks of paid vacation per year and reimbursement of certain expenses. The employment agreement provides that the Company will maintain, at the Company's cost, a term life insurance policy with a face value equal to Mr. Rodriguez-Cayro's base salary as well as up to $800 per month for automobile expenses and up to $1,300 per month for temporary housing.

        On December 15, 2010, Presque Isle Downs, Inc., a wholly owned subsidiary of the Company, entered into an employment agreement with Fred A. Buro pursuant to which he serves as the President and General Manager of Presque Isle Downs, Inc. The term of the employment agreement is for a period of two years with automatic one-year extensions unless notice of non-renewal is furnished at least 90 days prior to the expiration date of the then applicable agreement term. The employment agreement provides for an annual base salary of $275,000 (or such greater amount as may be approved from time to time by the Company's compensation committee) and participation in the Company's annual incentive plan as may be in effect from time to time, with a target bonus opportunity of 40% of his base salary (or such other amount as may be determined by the Company's Compensation Committee). Mr. Buro is also eligible to participate in the Company's Long Term Incentive Program as may be in effect from time to time and is eligible to participate in the Company's employee benefit plans. The employment agreement provides that the Company will maintain, at the Company's cost, a term life insurance policy with a face value equal to Mr. Buro's base salary as well as up to $600 per month for automobile expenses. The employment agreement also provides for four weeks of paid vacation per year and reimbursement of certain expenses. Effective December 1, 2011, the Company appointed Mr. Buro as Vice President and Chief Marketing Officer, the Company entered into a first amendment to Mr. Buro's employment agreement that provides for an annual salary of $290,000 and participation in the company's annual incentive plan with a target bonus opportunity of 40% of base salary.

Outstanding Equity Awards at Fiscal Year-End Table

        The following table sets forth information concerning outstanding equity awards for each NEO as of December 31, 2012.

	Option awards					Stock awards
Name(2)	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)	Market value shares or units of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jeffrey J. Dahl	100,000	50,000		$2.04	1/10/2021
	37,191	75,509		$2.32	1/28/2021	37,600	$70,312
		105,200		$2.44	1/27/2022	35,100	$85,644
John W. Bittner, Jr.	25,000			$8.00	5/13/2013
	25,000			$11.30	4/13/2015
	20,000			$16.27	4/27/2017
	20,000			$14.79	6/26/2017
	21,681	44,019		$2.32	1/28/2021	21,900	$40,953
		58,500		$2.44	1/27/2022	19,500	$47,580
						6,666	$11,865
						8,833	$14,583
						18,334	$34,835
Joseph L. Billhimer, Jr.	15,345	31,155		$2.78	5/4/2021	15,600	$29,172
		56,800		$2.44	1/27/2022	18,900	$46,116
Narciso A. Rodriguez- Cayro	18,579	37,721		$2.32	1/28/2021	18,800	$35,156
		52,600		$2.44	1/27/2022	17,500	$42,700
						8,334	$14,835
Fred A. Buro	17,028	34,572		$2.32	1/28/2021	17,200	$32,164
		48,400		$2.44	1/27/2022	16,100	$39,284
						16,666	$31,665

(1)
Outstanding RSUs issued in 2012 will vest as follows, subject to the executives continued employment as of the applicable vesting date: As to Mr. Dahl 35,100, Mr. Bittner 19,500, Mr. Billhimer 18,900, Mr. Rodriguez-Cayro 17,500 and Mr. Buro 16,100 will vest on January 27, 2015.

  Outstanding RSUs issued in 2011 will vest as follows, as to Mr. Dahl 37,600, Mr. Bittner 21,900, Mr. Rodriguez-Cayro 18,800 and Mr. Buro 17,200 will vest on January 28, 2014. As to Mr. Billhimer, 15,600 will vest on May 4, 2014. Outstanding RSUs issued in 2010 will vest as follows, as to Mr. Bittner 6,666 will vest on the third anniversary of the January 22, 2010 date of grant, 8,333 will vest on the third anniversary of the June 9, 2010 date of grant, and 18,334 will vest on the third anniversary of the November 8, 2010 date of grant. As to Mr. Rodriguez-Cayro 8,334 will vest on the third anniversary of the February 1, 2010 date of grant. As to Mr. Buro 16,666 will vest on the third anniversary of the May 17, 2010 date of grant. Vesting will be accelerated upon consummation of a change of control of the Company, or in the cases of Messrs. Dahl, Bittner and Rodriguez-Cayro upon the termination of employment by the Company without cause or by the executive with good reason.

  Option Exercises and Stock Vested Table

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
(a)	(b)	(c)	(d)	(e)
John W. Bittner, Jr.			33,333	$116,115
Narciso A Rodriguez-Cayro			8,333	$22,666
Fred A. Buro			16,667	$81,168

  Potential Payments upon Termination or Change in Control

          The following describes the severance provisions contained in the employment agreements of our NEOs.

          Mr. Jeffrey J. Dahl, John W. Bittner, Jr., Narciso A. Rodriguez-Cayro, Joseph L. Billhimer, and Fred A. Buro.    The employment agreements for Messrs. Dahl, Bittner, Rodriguez-Cayro, Billhimer, and Buro provide that in the event of termination of employment for any reason, the executive will receive (i) earned but unpaid base salary and accrued and unused vacation pay, (ii) reimbursement for reasonable business expenses then outstanding, (iii) any bonus earned and approved to be paid with respect to completed fiscal periods that precede the date of termination but have not yet been paid, and (iv) all payments, rights and benefits due as of the date of termination under the terms of the Company's employee and fringe benefit plans and programs in which the executives participated. We refer to these benefits collectively as the "Accrued Rights."

          In the event of termination by the Company without "cause" (as defined in each employment agreement)) or, in the cases of Messrs. Dahl, Bittner and Rodriguez-Cayro, the executive resigns with "good reason" (as defined in each employment agreement)), (a) the executives will receive, in addition to the Accrued Rights, (i) continued payment of his base salary for 12 months following the date of termination (the "Severance Period"), (ii) a bonus amount, which shall be paid in a lump sum within thirty (30) days of approval by the Compensation Committee, based on the achievement of the applicable performance criteria for the year in which termination occurred, adjusted on a pro rata basis to the number of days the executive was employed in such year, provided he was employed for at least six months during such year and (iii) continued medical coverage under the Company's group health plan for the Severance Period (the benefits in the foregoing clauses (i)—(iii), the "Severance Payments") and (b) in the cases of Messrs. Dahl, Bittner and Rodriguez-Cayro, all of the executive's then-outstanding and otherwise unvested RSUs will immediately vest upon such termination and be paid out in accordance with the terms of thereof. The Severance Payments and, as applicable, accelerated vesting, are subject to the executive officer's execution of a general release of claims against the Company. In addition, the stock options granted to Mr. Dahl pursuant to the terms of his employment agreement provide for accelerated vesting upon any such termination of employment.

        In the event of the executive's death, his estate or beneficiaries will be entitled to receive the proceeds of the life insurance policy specified per the terms of his employment agreement or benefit plans as approved by the Compensation Committee. In addition, with respect to Mr. Rodriguez-Cayro, in the event of his death or disability, the Company will continue to pay the cost of his health insurance premiums for a period of one year.

        In the event that Messrs. Dahl's, Bittner's, Rodriguez-Cayro's, Billhimer's or Buro's employment terminates upon expiration of the employment agreement (including any renewal thereof) by reason of the Company's provision of a non-renewal notice, then the executive will receive the Accrued Rights and the Severance Payments.

        If a "change in control" (as defined in each employment agreement) occurs during the term of the employment agreement and, prior to the first anniversary of the date of consummation of such change in control, Messrs. Dahl's, Bittner's Rodriguez-Cayro's, Billhimer's, or Buro's employment is terminated by the Company without "cause" or by the executive with "good reason", then the named executive officer will receive the Accrued Rights and the Severance Payments, except that (instead of the 12 month period that applies pre-change in control) the severance Period would be 18 months.

Potential Payments upon Termination or Change in Control Table

        The following table describes and quantifies certain compensation that would become payable under existing agreements, plans and arrangements, with named executive officers, if employment was terminated on December 31, 2012, given compensation levels as of such date and, if applicable, based on the Company's closing stock price on that date.

Name	Compensation Components	Voluntary		Involuntary With Cause		Involuntary Without Cause /For Good Reason		Failure to Extend Contract		Death		Disability		Change in Control(10)	Change in Control with Termination
Jeffrey J. Dahl	Salary/Bonus	$297,262	(1)	$297,262	(1)	$927,262	(2)	$927,262	(2)	$297,262	(1)	$297,262	(1)		$1,242,262	(3)
	Other Benefits					$14,956	(2)	$14,956	(2)	$1,260,000	(4)				$22,435	(3)
	Options(5)(6)(9)	$282,497				$388,997		$388,997		$709,991		$709,991		$709,991	$709,991
	Restricted Stock Units(9)					$303,159		$303,159		$303,159		$303,159		$303,159	$303,159
	Cash Awards(9)									$449,000		$449,000		$449,000	$449,000
TOTAL		$579,759		$297,262		$1,634,374		$1,634,374		$3,019,412		$1,759,412		$1,462,150	$2,726,847
John W. Bittner, Jr.	Salary/Bonus	$170,668	(1)	$170,668	(1)	$538,169	(2)	$538,169	(2)	$170,668	(1)	$170,668	(1)		$721,918	(3)
	Other Benefits					$14,956	(2)	$14,956	(2)	$735,000	(4)				$22,435	(3)
	Options(5)(7)(9)	$40,515				$40,515		$40,515		$222,750		$222,750		$222,750	$222,750
	Restricted Units(8)(9)					$311,645		$311,645		$172,638		$172,638		$311,645	$311,645
	Cash Awards(8)(9)									$261,960		$261,960		$261,960	$261,960
TOTAL		$211,183		$170,668		$905,285		$905,285		$1,563,016		$828,016		$796,355	$1,540,708
Joseph L. Billhimer, Jr.	Salary	$143,519	(1)	$143,519	(1)	$483,519	(2)	$483,519	(2)	$143,519	(1)	$143,519	(1)		$653,519	(3)
	Other Benefits					$17,370	(2)	$17,370	(2)	$680,000	(4)				$26,056	(3)
	Options(5)(9)	$21,545								$162,899		$162,899		$162,899	$162,899
	Restricted Units(9)					$143,865		$143,865		$143,865		143,865		$143,865	$143,865
	Cash Awards(9)									$232,000		$232,000		$232,000	$232,000
TOTAL		$165,064		$143,519		$644,754		$644,754		$1,362,283		$682,283		$538,764	$1,218,339
Narciso A. Rodriguez-Cayro	Salary	$105,691	(1)	$105,691	(1)	$420,691	(2)	$420,691	(2)	$105,691	(1)	$105,691	(1)		$578,191	(3)
	Other Benefits					$17,370	(2)	$17,370	(2)	$647,370	(4)	$17,370			$26,056	(3)
	Options(5)(9)	$34,717				$34,717		$34,717		$195,153		$195,153		$195,153	$195,153
	Restricted Units(8)(9)					$186,124		$186,124		$151,371		$151,371		$186,124	$186,124
	Cash Awards(8)(9)									$224,500		$224,500		$224,500	$224,500
TOTAL		$140,408		$105,691		$658,902		$658,902		$1,324,085		$694,085		$605,777	$1,210,024
Fred A. Buro	Salary/Bonus	$99,215	(1)	$99,215	(1)	$389,215	(2)	$389,215	(2)	$99,215	(1)	$99,215	(1)		$534,215	(3)
	Other Benefits					$14,956	(2)	$14,956	(2)	$580,000	(4)				$22,435	(3)
	Options(5)(9)	$31,820				$31,820		$81,820		$179,192		$179,192		$179,192	$179,192
	Restricted Stock Units(8)(9)					$208,362		$208,362		$138,861		$138,861		$208,362	$208,362
	Cash Awards(8)(9)									$206,210		$206,210		$206,210	$206,210
TOTAL		$131,035		$99,215		$644,353		$644,353		$1,203,478		$623,478		$593,764	$1,150,414

(1)
Amount represents (i) earned but unpaid base salary and accrued and unused vacation pay, (ii) any bonus earned and approved to be paid with respect to completed fiscal periods that precede the date of termination but have not yet been paid, and (iii) all payments, rights and benefits due as of the date of termination under the terms of the Company's employee and fringe benefit plans and programs in which the named executive officers participated (the benefits in the foregoing clauses (i)—(iii), the "Accrued Rights".

(2)
Amount represents, in addition to the "Accrued Rights", (i) continued payment of base salary for 12 months following the date of termination (the "Severance Period"), (ii) a bonus amount, which shall be paid in a lump sum within thirty (30) days of approval by the Compensation Committee, based on the achievement of the applicable performance criteria for the year in which termination occurred, adjusted on a pro rata basis to the number of days the named executive officer was employed in such year, provided he was employed for at least six months during such year and (iii) continued medical coverage under the Company's group health plan for the Severance Period (the benefits in the foregoing clauses (i)—(iii), the "Severance Payments") and (b) all of the named executive officer's then-outstanding and otherwise unvested restricted stock units shall immediately vest upon such termination and be paid out in accordance with the terms of thereof.

(3)
Amounts represent "Accrued Rights" and "Severance Payments" (with a severance period of 18 months) assuming the named executive officer's employment was terminated by the Company without "cause" or by the named executive officer with "good reason" as of December 31, 2012, and that a "change in control" (as defined in the employment agreements) occurred within one year prior to such termination.

(4)
Amount represents, in the event of death, proceeds of a life insurance policy specified per terms of the employment agreement or benefit policy as approved by the Compensation Committee and as to Mr. Rodriguez-Cayro continuation of health care coverage for a period of one year.

(5)
Amount would represent in-the-money value of vested options to purchase common stock based on the closing market price of the Company's common stock on December 31, 2012, of $4.17.

(6)
In the event of a termination of service for any reason (other than as a result of involuntary without cause or for good reason) Mr. Dahl shall forfeit his interest in any portion of the options that have not become vested and exercisable in accordance with terms of the applicable non-qualified stock option award agreement, which portion shall be cancelled and be of no further force or effect.

(7)
For options granted prior to 2011 if a NEO's relationship with the Company is terminated (other than as a result of his death or disability), the NEO may exercise the options granted to him, to the extent exercisable on the date of such termination, at any time within three months after termination, but not thereafter and in no event after the date the award would otherwise have expired. However, if such relationship is terminated either (a) for cause (as defined), or (b) without the consent of the Company, such options shall terminate immediately. In addition, in the event the NEO's employment is terminated in connection with a change of control of the Company, then the employee will have the right to exercise the option until the date the award otherwise would have expired. If a NEO dies (a) while he is an employee of the Company, (b) within three months after termination (unless such termination was for cause or without the consent of the Company), or (c) within one year following the termination by reason of his disability, the options granted to him as an employee, may be exercised, to the extent exercisable on the date of his death, by his legal representative (as defined) at any time within one year after death but not thereafter and in no event after the date the option would otherwise have expired. If the NEO's relationship with the Company has terminated by reason of his disability, the options granted to him as an employee, may be exercised, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

(8)
For restricted stock units ("RSUs") and cash awards granted in 2010 if the NEO's employment is terminated for any reason prior to the lapsing of any restrictions provided in the restricted stock unit and cash award agreement, the unvested restricted stock units and rights to receive cash compensation shall be automatically forfeited except that such unvested RSUs and cash compensation granted therewith shall become fully vested and non-forfeitable upon (i) the occurrence of a change in control, provided that the named executive officer is in service on the date of such change in control, (ii) the Company's termination of the named executive officer's service if such termination is not due to cause, the death of the named executive, or the disability of the named executive, or (iii) the named executive termination of his or her service for good reason.

(9)
2012 and 2011 awards issued in conjunction with long-term incentive plan, in the event:

(i)
the NEO's service with the Company is terminated by reason of death or disability, all unvested shares covered by stock options held by the NEO shall immediately become fully vested as of the date of termination; all RSUs held by the NEO at the date of termination and still subject to the vesting period shall immediately become fully vested as of the date of termination and; the NEO shall be paid a prorated earned cash award. The prorated earned cash-based performance award shall equal the product of (x) and (y) where (x) is the earned cash-based performance award the NEO would have earned based on actual performance measured as of the end of the performance period and (y) is a fraction, the numerator of which is the number of full calendar months that the cash-based performance, the NEO was employed by the Company during the performance period and the denominator of which is the number of months in the performance period. If the NEO's employment is terminated after the end of the performance period but prior to the end of the vesting period due to death or disability, then the NEO shall immediately be entitled to the earned cash-based performance award.

(ii)
the NEO's employment with the Company is terminated for reasons other than death or disability, the shares covered by the stock option not yet vested as of the date of termination shall be forfeited; all RSUs still subject to the vesting period shall be forfeited unless vesting is otherwise provided for in employment agreement and; the NEO shall not be entitled to payment of any cash-based performance award.

(iii)
of a change in control prior to the NEO's termination of service, all shares covered by the stock options that have not previously become vested shall immediately vest subject to applicable federal and state securities laws; the vesting period imposed on the RSUs shall immediately lapse, with all such RSUs vesting subject to applicable federal and state securities laws and; during the performance period the cash-based performance, the NEO shall be entitled to a payment equal to the NEO's target award opportunity or after the end of the performance period but prior to the end of the vesting period the NEO shall immediately entitled to the earned award.

(10)
"Change in Control" shall mean the occurrence of any of the following:

(i)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (the "Act") of beneficial ownership (within the meaning of Rule 13d-3 of the Act) of more than 50% of the (A) then outstanding voting stock of the Company; or (B) the combined voting power of the then outstanding securities of the Company entitled to vote;

(ii)
an ownership change in which the stockholders of the Company before such ownership change do not retain, directly or indirectly, at least a majority of the beneficial or legal interest in the voting stock of the Company after such transaction, or in which the Company is not the surviving company;

(iii)
the direct or indirect sale or exchange by the beneficial owners (directly or indirectly) of the Company of all or substantially all of the assets of the Company; or

(iv)
during any 24-month period, individuals who, as of the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director.

 ITEM 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        The Board has selected the firm of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013, subject to ratification by the stockholders.

        The following table summarizes principal accounting fees and services billed for calendar 2012 and 2011.

	2012	2011
Audit Fees:
Annual Audit of the Financial Statements (including expenses)	$1,229,608	$1,026,418
Audit-Related Fees:
Other Attest Engagements and Audit-Specific Matters	57,600	192,100

Total Audit Fees	$1,287,208	$1,218,518
Tax Fees:
Tax Compliance	$81,100	$76,000
Other Tax Services	27,665	120,591

Total Tax Fees	$108,765	$196,591
All Other Fees	$—	$—

        The Audit Committee's charter provides for the pre-approval of audit and non-audit services performed by the Company's independent registered public accounting firm. Under the charter, the Audit Committee may pre-approve specific services, including fee levels, by the independent registered public accounting firm in a designated category (audit, audit-related, tax services and all other services). The Audit Committee may delegate, in writing, this authority to one or more of its members, provided that the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting. All audit, tax and other services provided by Ernst & Young LLP are pre-approved by the Audit Committee.

        It is expected that a member of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

ITEM 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules. This proposal, which is commonly referred to as "say-on-pay," gives stockholders the opportunity, on an advisory basis, to either approve, reject or abstain from voting with respect to such compensation.

        Our executive compensation program is designed to enhance stockholder value by focusing on the specific performance metrics that drive enterprise value; attract, motivate and retain highly-qualified executives committed to the Company's long-term success; and provide fair competitive salaries relative to their peers and actual performance. To that end, we provide a program of cash and equity-based awards to promote executive continuity, to align the interests of the Company's executives with those of our stockholders and to reward executives for superior performance, as measured by both financial and nonfinancial metrics.

        We urge stockholders to read the "Compensation Discussion and Analysis" section of this proxy statement beginning on page 18, which describes the Company's executive compensation programs and the decisions made by the Compensation Committee and the Board of Directors with respect to the year ending December 31, 2012.

        The Company is asking stockholders to approve the following advisory resolution at the 2013 Annual Meeting:

          RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company's 2013 proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained therein, is hereby approved.

        Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions of the Company, the Board of Directors or the Compensation Committee; it will not create or imply any change to the fiduciary duties of, or create or imply any additional duties for, the Company, the Board of Directors or the Compensation Committee; and it will not restrict or limit the ability of stockholders to make proposal for inclusion in proxy materials related to executive compensation. Although non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results in their entirety when making future decisions regarding our executive compensation program.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY VOTE TO APPROVE THE COMPANY'S NAMED EXECUTIVE OFFICER COMPENSATION.

 OTHER MATTERS

Stockholder Proposals for Next Meeting

        Proposals of stockholders intended for inclusion in the proxy statement for the 2014 annual meeting of stockholders must be received by the Company's executive offices not later than December 31, 2013. Proponents should submit their proposals by Certified Mail-Return Receipt Requested. Proposals received after that date will be deemed untimely.

        In order for a stockholder to present a proposal or other business for consideration by our stockholders at the 2014 annual meeting of stockholders, the Secretary of the Company must receive by not earlier than the close of business on February 11, 2014, nor later than the close of business on March 13, 2014, a written notice containing the information required under the applicable provisions of our By-laws. This notice requirement does not apply to stockholder proposals properly submitted for inclusion in our proxy statements in accordance with the rules of the Securities and Exchange Commission and stockholder nominations of director candidates which must comply with the Nominating and Corporate Governance Committee Charter described elsewhere in this Proxy Statement.

        Any stockholder proposal submitted for consideration at the next year's annual meeting but not submitted for inclusion in the Company's Proxy Statement, including stockholder nominations for or suggestions of candidates for election as directors, that is received by the Company earlier than February 11, 2014, or later than March 13, 2014, will not be considered filed on a timely basis with the Company. For such proposals that are not timely filed, the Company retains the discretion to vote proxies it receives. For such proposals that are timely filed, the Company retains the discretion to vote the proxies it receives provided that (1) the Company includes in its Proxy Statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

Notice Regarding Abandoned Property Law of New York State

        The Company has been informed by its transfer agent, Continental Stock Transfer & Trust Company, that New York State now requires the Company's transfer agent to report and escheat all shares held by the Company's record stockholders if there has been no written communication received from the stockholder for a period of five years. This regulation pertains specifically to corporate issuers who do not pay dividends and their stockholders with New York, foreign or unknown addresses. The law mandates escheatment of shares even though the certificates are not in the transfer agent's possession, and even though the stockholder's address of record is apparently correct.

        The transfer agent has advised the Company that the law requires the transfer agent to search its records as of June 30 each year in order to determine those New York resident stockholders from whom it has had no written communication within the past five years. Written communication would include transfer activity, voted proxies, address changes or other miscellaneous written inquiries. For those stockholders who have not contacted the transfer agent in over five years, a first-class letter must be sent notifying them that their shares will be escheated in November if they do not contact the transfer agent in writing prior thereto. All written responses will be entered in the transfer agent's files, but those who do not respond will have their shares escheated. Stockholders will be able to apply to New York State for the return of their shares.

        Accordingly, stockholders that may be subject to New York's Abandoned Property Law should make their inquiries and otherwise communicate, with respect to the Company, in writing. Stockholders should contact their attorneys with any questions they may have regarding this matter.

Information Accompanying this Proxy Statement

        The Company's Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on March 15, 2013, accompanies this Proxy Statement and is being furnished to each person solicited in connection with the Annual Meeting.

April 30, 2013	MTR GAMING GROUP, INC.
Nick Rodriguez-Cayro, Secretary

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000177909_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR all the director nominees listed in proposal 1. 1. Election of Directors Nominees 01 Steven M. Billick 02 Robert A. Blatt 03 James V. Stanton 04 Richard Delatore 05 Raymond K. Lee 06 Roger P. Wagner MTR GAMING GROUP, INC. State Route 2 South P.O. Box 356 Chester, WV 26034 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013. 3 ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION. NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000177909_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . MTR GAMING GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS June 11, 2013 Pittsburgh Marriott North 100 Cranberry Woods Drive Cranberry Township, Pennsylvania 16066 This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints Roger P. Wagner and Raymond K. Lee and each of them, with full power of substitution as the proxies of the undersigned, to vote all undersigned's shares of the common stock of MTR Gaming Group, Inc. ("the Company") at the Annual Meeting of the Company's Stockholders to be held on Tuesday, June 11, 2013 at 12:00 p.m. local time and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present. This proxy will be voted as specified. If no specification is made, this proxy wil be voted in favor of Proposals 1, 2 and 3. PLEASE MARK, SIGN AND DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side

QuickLinks

INTRODUCTION
ITEM 1 ELECTION OF DIRECTORS
Potential Payments upon Termination or Change in Control Table
ITEM 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ITEM 3
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
OTHER MATTERS